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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CH2M HILL Companies, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CH2M HILL Companies, Ltd.

March 26, 2012

Dear Stockholder,

        You are cordially invited to attend the annual meeting of stockholders of CH2M HILL Companies, Ltd., which will take place on Monday, May 7, 2012, at our world headquarters in Englewood, Colorado, U.S.A.

        Details of the business to be conducted at the meeting are in the formal notice of the annual meeting of stockholders and the proxy statement that accompany this letter.

        Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and authorize your proxy instructions electronically through the internet, by telephone or, by signing, dating and returning the proxy card enclosed with the proxy statement. Voting through the internet or by phone will eliminate the need to return your proxy card.

        On behalf of the Board of Directors, I would like to express our appreciation to our employee shareholders for the hard work and dedication to making CH2M HILL the best place to work and one of the most respected companies in the industry.

Sincerely,

Lee A. McIntire Chairman and Chief Executive Officer

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

CH2M HILL Companies, Ltd.
9191 South Jamaica Street
Englewood, CO 80112

1:00 p.m., May 7, 2012
CH2M HILL World Headquarters
9191 South Jamaica Street
Englewood, CO 80112

March 26, 2012

To our Stockholders:

        The 2012 annual meeting of stockholders of CH2M HILL Companies, Ltd., a Delaware corporation, will be held at CH2M HILL world headquarters, 9191 South Jamaica Street, Englewood, Colorado, U.S.A., on Monday, May 7, 2012, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

  1.
  To elect seven directors from the nominees named in the attached Proxy Statement to serve for a two year term.

  2.
  To approve the CH2M HILL Amended and Restated 2009 Stock Option Plan.

  3.
  To approve material terms of executive incentive compensation.

  4.
  To ratify the appointment of KPMG LLP as the independent auditors of CH2M HILL for the year ending December 31, 2012.

  5.
  To transact any other business that may properly come before the meeting at the time and place scheduled or, should the meeting be adjourned, at such time and place as it may be resumed.

        Only stockholders of record owning shares of CH2M HILL's common stock at the close of business on March 14, 2012 will be entitled to vote at this meeting or at any postponements or adjournments thereof. You may vote your shares via the internet, by telephone or by proxy card. The Proxy Statement and 2011 Annual Report to Stockholders are available at http://bnymellon/mobular.net/bnymellon/ch2m.

BY ORDER OF THE BOARD OF DIRECTORS

Margaret B. McLean Senior Vice President, Corporate Secretary and Chief Legal Officer

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS
CH2M HILL Companies, Ltd.
9191 South Jamaica Street
Englewood, Colorado 80112
March 26, 2012

CH2M HILL Companies, Ltd.

GENERAL INFORMATION

        This proxy statement is being furnished to you by our Board of Directors in connection with the solicitation of your proxy to be voted at the 2012 Annual Meeting of Stockholders of CH2M HILL to be held on Monday, May 7, 2012, at 1:00 p.m., Mountain Daylight Time, at 9191 South Jamaica Street, Englewood, CO 80112. This proxy statement and the accompanying materials are being delivered electronically or mailed to stockholders on or about March 26, 2012.

What is the purpose of the Annual Meeting?

        At our annual meeting, stockholders will have the opportunity to vote on the matters included in this proxy statement. We will also report on CH2M HILL's financial results and respond to questions from stockholders.

Who can attend the meeting?

        All stockholders of record as of March 14, 2012 or their duly appointed proxies may attend the meeting.

Who is entitled to vote?

        You are entitled to vote if our records show that you held your shares of CH2M HILL common stock at the close of business on March 14, 2012. This date is known as the "record date" for determining who receives notice of the meeting and who is entitled to vote. Each outstanding share entitles its holder to cast one vote on each matter upon which to be voted.

What constitutes a quorum?

        A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. As of the record date, 31,639,482 shares of CH2M HILL's common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

        If you are a holder of record of CH2M HILL shares of common stock as of March 14, 2012, you can vote in one of four ways:

  1.
  Vote by Internet—follow the instructions on the Internet at www.proxyvoting.com/ch2m.

  2.
  Vote by phone—call 1 (866) 540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.).

  3.
  Vote by proxy card—if you have requested and received a paper copy of the proxy materials, you can mark, sign, date and return the paper proxy card enclosed with the proxy materials in accordance with the instructions set forth on the proxy paper card; please note that if you vote through the Internet or by phone, you do not need to return your proxy card.

  4.
  Vote in person—if you attend the meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided.

Can I change my vote or revoke my proxy?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of CH2M HILL at 9191 South Jamaica Street, Englewood, CO 80112 either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by May 7, 2012 at 1:00 p.m., Mountain Daylight Time. Your proxy also will be revoked if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) Plan shares?

        If you participate in the CH2M HILL Retirement and Tax-Deferred Savings Plan, you have the right, if you choose, to instruct the trustee of the Plan how to vote the shares of common stock credited to your Plan account as well as a pro-rata portion of common stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of the Plan should be made by voting as discussed in "How Do I Vote?" above. The trustee of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustee no later than 5:00 p.m., Mountain Daylight Time, on April 30, 2012. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted pro rata according to the voting instruction of other Plan participants. You may also revoke previously given instructions by filing with the trustee of the Plan no later than 5:00 p.m., Mountain Daylight Time, on April 30, 2012, either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How will my proxy be voted?

        The persons named as proxy holder on the proxy card will vote in accordance with your instructions or, if none are provided, in accordance with the recommendations of the Board of Directors as discussed in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How many votes are required for each proposal?

  Proposal 1: Election of Directors.
  Vote Required: Majority of votes cast. The votes that stockholders cast "for" the director nominee must exceed the votes cast "against" the nominee to elect the nominee as a director.

  Proposal 2: Stock Option Plan.
  Vote Required: Majority of votes cast. The votes that stockholders cast "for" must exceed the votes that stockholders cast "against" to approve the Amended and Restated 2009 Stock Option Plan.

  Proposal 3: Material Terms of Executive Incentive Compensation.
  Vote Required: Majority of votes cast. The votes that stockholders cast "for" must exceed the votes that stockholders cast "against" to approve the material terms of executive incentive compensation for tax deductibility purposes.

  Proposal 4: Ratification of Appointment of Independent Auditors.
  Vote Required: Majority of votes cast. The votes cast "for" must exceed the votes that stock cast "against" to approve the ratification of KPMG LLP as CH2M HILL's independent auditors.

How are abstentions treated?

        A properly executed proxy marked "ABSTAIN" or "WITHHOLD" with respect to any matter will not be voted on that matter, although they will be counted for purposes of determining whether there is a quorum. All of the proposals will be determined by a majority of votes cast. Accordingly, since no minimum number of votes are required to pass the proposals, an abstention or "withhold" authority vote will have no effect on the outcome of such proposals.

How will proxies be solicited?

        Proxies are being solicited through electronic delivery or by mail by the Board on behalf of CH2M HILL. The cost of solicitation of the proxies will be paid by CH2M HILL. CH2M HILL has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

 PROPOSAL 1. ELECTION OF DIRECTORS

        Except where you withhold authority, your proxy will be voted at our Annual Meeting FOR the election of the nominees named below for a two year term and until his or her successor, if any, is duly elected and qualified. Incumbent directors will hold office until the Annual Meeting in the year their term expires and until their successors, if any, are elected and qualified, subject to the director's earlier death, retirement or removal.

        Our articles of incorporation and bylaws provide that our Board of Directors shall consist of no more than thirteen directors and not less than seven directors, provided that the majority of the Board consists of employee directors. The size of the Board may be changed from time-to-time by the resolution of the Board of Directors. There are currently twelve members on our Board. Four directors are outside independent directors and eight directors are employees. At the February 2012 Board meeting, our Board determined the size of the 2012-2013 Board to be twelve Board members with the mix of outside and employee directors to be five and seven, respectively.

Director Nominations

        According to our bylaws, director candidates are nominated by the CH2M HILL Board based on recommendations of the Governance Committee of the Board; provided that the Governance Committee's recommendations for employee director candidates are made on the recommendation of the Chief Executive Officer based on the nomination process conducted annually with input from CH2M HILL employees and the employee nominations committee. The Governance Committee of the Board takes the recommendations of the Chief Executive Officer into account when considering the employee director nominees it recommends for the Board's consideration, but the Governance Committee is not obligated to follow these recommendations as it must consider the needs of the company and the overall insider and outsider mix of the Board in its recommendations for the nomination slate. The Governance Committee recommended to the Board that Messrs. Brinded, Geist, Holliday and Williams and Ms. Nelson be nominated for election as outside directors and Messrs. Bailey and Smozjassy be nominated for election as employee directors as part of the 2012 nomination slate.

        If elected, the director candidates will each serve two year terms expiring in 2014, and until their earlier retirement, death, resignation or removal. In the event that any of the nominees should become unavailable to stand for election at the Annual Meeting, the proxy holders will vote for either (1) such other person, if any, as may be designated by our Board of Directors, in the place of any nominee who is unable to serve or (2) the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. Our Board of Directors expects all of the nominees named below to be available for election.

Director Qualifications

        Each member appointed to the Board is qualified to serve as a director based on his or her experiences, attributes and skills. The principal employment and directorships held by the nominees for the past five years are set forth below. Specific experiences, attributes and skills that qualify each individual to serve as a director on the Board are also set forth below. In selecting the candidates, the Governance Committee and the Board considered the candidates' background and experience as well as diversity each would bring to our Board. We believe each director's professional experiences and attributes make him or her an asset to our Board and to the strategic direction of the company.

        The following table lists our director nominees, as well as each of our continuing directors, and provides their respective ages and titles.

Name	Age	Title	Director Since
Nominees whose term expires 2012
Robert W. Bailey	56	Director and President Water Business Group	2009
Jerry D. Geist (OD)	77	Director	1989
Charles O. Holliday, Jr. (OD)	64	Director	2009
Georgia R. Nelson (OD)	62	Director	2010
Barry L. Williams (OD)	67	Director	1995
New Nominees
Malcolm Brinded (OD)	59	Outside Director nominee	—
Michael A. Szomjassy	61	Director nominee and President Environmental Services Business Group	—
Directors whose term expires 2013
Robert G. Card	59	Director and President Energy, Water & Facilities Division	2005
Michael A. Lucki	56	Director and Chief Financial Officer	2011
Lee A. McIntire	63	Director and Chairman & Chief Executive Officer	2009
Michael E. McKelvy	53	Director and President Government, Environment & Infrastructure Division	2010
Jacqueline C. Rast	50	Director and President International Division	2008

OD = Outside Director

Nominees for Election as Directors

Robert W. Bailey has served as a director of CH2M HILL since 2009, and from 2005 to 2008.
Mr. Bailey joined CH2M HILL in 1984 and has been the President of CH2M HILL's Water Business Group since 2008. Between 2002 and 2007, he was the Regional Manager for the southeast U.S. region overseeing CH2M HILL's business portfolio in that geography. Prior to 2002, Mr. Bailey, a professional engineer, held a variety of positions with an expanding scope of responsibilities in CH2M HILL's Water Business Group.

 Mr. Bailey is a Distinguished Alumni of the University of Illinois and a recognized leader in the global water community, having received the George Warren Fuller Award for Leadership in the Water Industry from the American Water Works Association. He also serves on the Water Security Advisory Council for the World Economic Forum.
Qualifications: Mr. Bailey is qualified to serve on our Board based on his extensive experience in the global water business, civil engineering and infrastructure industry in general.

Malcolm Brinded has had a distinguished 37 year career with Royal Dutch Shell plc, a global oil and gas company, where he has worked in the United Kingdom, Brunei, the Netherlands, and Oman. Mr. Brinded has been a member of the Royal Dutch Shell plc's board of directors between 2002 and 2012. He is leaving Shell in April 2012. Mr. Brinded has been a member of the Network Rail Board in the UK as a Non-Executive Director since 2010.
Between 2009 and 2012, Mr. Brinded has been Royal Dutch Shell's Executive Director of the Upstream International business. Between 2004 and 2009, Mr. Brinded served as Executive Director in charge of Shell's Exploration and Production business unit, and prior to that he was a Managing Director responsible for Gas and Power, and IT. Between 1999 and 2002, Mr. Brinded was the Shell Country Chairman in the United Kingdom, as well as the Managing Director of Shell UK Exploration and Production business. Since 2009, he has served as the Chairman of the Shell Foundation.

 Mr. Brinded graduated from Cambridge University with a degree in Engineering. He is a Fellow of the UK Institutions of Civil and Mechanical Engineers and the UK Royal Academy of Engineering. In 2002, Mr Brinded was awarded the CBE for services to the UK Oil and Gas Industry.
Qualifications: Mr. Brinded is qualified to serve on our Board based on his extensive experience as a public company director and executive officer, as well as his engineering background, and extensive work in the energy sector critical to our business. Mr. Brinded's leadership in sustainability and extensive experience in key international markets including Europe, the Middle East and Asia add to his stellar qualifications to serve on our Board. He also brings diversity to our Board as a non-U.S. national with extensive background of living and working outside of the U.S.

Jerry D. Geist has served as a director of CH2M HILL since 1989.
Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1994 through 2000. He was Chairman and Chief Executive Officer of Energy & Technology Company, Ltd. until 2003. Mr. Geist served as a Director of the Davis Family of Mutual Funds serving as Independent Lead Director until retiring as Director Emeritus on January 1, 2009. Mr. Geist had been the CH2M HILL Board's independent Lead Director from 2004 to 2011.

 Mr. Geist has served as Chairman of the Edison Electric Institute and is currently the Chairman of the Board of Trustees of the University of New Mexico hospital.
Qualifications: Mr. Geist is qualified to serve on our Board based on his extensive public company experience as a director and as an executive, his experience as a member of our Board for over twenty years, and his considerable experience in the energy sector.

Charles "Chad" O. Holliday, Jr. has served as a director of CH2M HILL since 2009.
Mr. Holliday was a member of the Board of Directors for E.I. du Pont de Nemours and Company (DuPont) from 1997 through 2009 and served as its Chairman from 1999 through 2009. He is the Chairman of the Board of Directors of Bank of America and also a member of the Board of Directors for Deere & Company and Royal Dutch Shell plc. Mr. Holliday served as Chief Executive Officer of DuPont from February 1998 through January 2009. Mr. Holliday was named the CH2M HILL Board's independent Lead Director effective January 1, 2012.
Mr. Holiday is a member of the National Academy of Engineering, is the former Chairman of the U.S. Council on Competitiveness, and is a founding member of the International Business Council. He formerly served as the Chairman of the World Business Council for Sustainable Development and the Business Roundtable's Task Force for Environment, Technology and Economy. He is the Chair Emeritus of the Board of Directors of Catalyst. Mr. Holliday is the author of "Walking the Talk," a book that makes the business case for sustainable development and corporate responsibility.

Qualifications: Mr. Holliday is qualified to serve on our Board based on his extensive experience as a public company director on various Fortune 100 public company boards, as well as his engineering background and leadership in sustainability.

Georgia R. Nelson has served as a director of CH2M HILL since 2010.
Ms. Nelson spent more than 30 years in the power generation industry serving in various senior executive capacities for Edison International and its subsidiaries between 1971 and 2005, including President of Midwest Generation Edison Mission Energy (EME) and General Manager of EME Americas. In her role she was responsible for power plant construction and facilities management in the United States, Puerto Rico, United Kingdom, Turkey, Thailand, Indonesia, Australia and Italy. Ms. Nelson is a member of the Board of Directors of Cummins Inc., where she has been serving since 2004. Ms. Nelson served as a Director of Nicor, Inc. from 2005 until 2011. Ms. Nelson is also a Director of Ball Corporation, where she has been serving since 2006.

 Ms. Nelson is a member of the Executive Committee of the National Coal Council, an industry advisory committee to the U.S. Department of Energy, which she chaired from May 2006 to May 2008.
Qualifications: Ms. Nelson is qualified to serve on our Board based on her public company experience as a member of several public company boards, and based on her experience in the power generation industry.

Michael A. Szomjassy previously served on the Board of CH2M HILL between 2007 and 2010.
Mr. Szomjassy has been the President of CH2M HILL's Environmental Services Business Group since 2011. Between 2007 and 2010, Mr. Szomjassy served as the Deputy Program Director for the CLM Delivery Partner, a joint venture providing program management services to the Olympic Delivery Authority for the London 2012 Olympic and Paralympic Games. Between 2004 and 2007, Mr. Szomjassy served as Senior Vice President and Director of Operations of the Environmental Business Group. Prior to joining CH2M HILL in 2007, Mr. Szomjassy was President of Williams Environmental Services, Inc., Vice President of Insituform Technologies, Chief Operating Officer of Aqua Alliance, the U.S. arm of Vivendi's water business; and Executive Vice President of OHM Corp., at the time the largest environmental contractor in the U.S.

Qualifications: Mr. Szomjassy is qualified to serve on our Board based on his extensive experience in the environmental, water and other related engineering fields and his considerable international experience that can benefit our Board.

Barry L. Williams has served as a director of CH2M HILL since 1995.
Mr. Williams is the retired managing general partner of Williams Pacific Ventures, Inc., where he served since 1987. Between 2000 and 2001, Mr. Williams served as the President and CEO of American Management Association International. He has served as Senior Mediator for JAMS/Endispute from 1993 to 2002 and a visiting lecturer for the Haas Graduate School of Business, University of California from 1993 to 2000. Mr. Williams has acted as a general partner of WDG, a California limited partnership, from 1987 to 2002 and a general partner of Oakland Alameda Coliseum Joint Venture since 1998.

 Mr. Williams also serves as a Director of PG&E Corp., Northwestern Mutual Life Insurance Company, Simpson Manufacturing Company, SLM Corporation and several not-for-profit organizations.
Qualifications: Mr. Williams is qualified to serve on our Board based on his significant financial experience, his public company experience as a member of several public company boards, and his extensive experience on our Board.

The Board of Directors unanimously recommends that the stockholders vote FOR the appointment of each nominee to the Board of Directors.

Continuing Directors

Robert G. Card has served as a director of CH2M HILL since 2005 and for several terms between 1992 and 2001.
Mr. Card has been an employee of CH2M HILL since 1974, except for a short departure between 2001 and 2004 when he served as an Under Secretary for the U.S. Department of Energy, and the President of The Card Group—a strategic advisory services firm for markets, policy and technology in energy and the environment. He currently serves as Senior Vice President of CH2M HILL and the President of the Energy, Water & Facilities Division. During his thirty eight year tenure with CH2M HILL, Mr. Card has served in many senior executive positions, including Chief Executive Officer of Kaiser-Hill Company between 1996 and 2001, Chairman and President and Chief Executive for International Operations from 2004 through 2006, deputy Program Director for CLM Delivery Partner Ltd, London 2012 Olympic and Paralympic Games program from 2006 through 2008, President and Chief Executive of CH2M HILL's Federal Client Group, the Government, Environment and Nuclear Division and the Facilities and Infrastructure Division.

 Mr. Card also held positions as a Senior Advisor to the Center for Strategic and International Studies and as a Non-Resident Senior Fellow of The Brookings Institute.
Qualifications: Mr. Card is qualified to serve on our Board based on his extensive industry experience in and outside of the U.S. in various executive capacities, his U.S. government experience, and his project management experience. As one of CH2M HILL's largest individual stockholders, he is uniquely qualified for Board service.
Mr. Card's term expires in 2013.

Michael A. Lucki has served as a director of CH2M HILL since 2011.
Mr. Lucki joined CH2M HILL in 2010 and currently serves as the Senior Vice President and Chief Financial Officer. He joined CH2M HILL from Ernst & Young LLP where he led the firm's Global Engineering and Construction (E&C) Industry Practice since 1994 and the firm's Global Infrastructure Practice since 2008.
Mr. Lucki is the Chair of the California State University, Los Angeles School of Business—Accounting Advisory Board and a Trustee of the California State University System Foundation Board. He is a member of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants.

 Qualifications: Mr. Lucki is qualified to serve on our Board based on his extensive engineering, construction and infrastructure industry experience, his mergers and acquisitions experience, and his experience in corporate finance and risk management.
Mr. Lucki's term expires in 2013.

Lee A. McIntire has served as a director of CH2M HILL since 2009.
Mr. McIntire joined CH2M HILL as the President and Chief Operating Officer in 2006. He became CH2M HILL's Chief Executive Officer in 2009, and CH2M HILL's Chairman of the Board on January 1, 2010. Before joining CH2M HILL, Mr. McIntire spent more than 15 years with Bechtel Group Inc., where he served as a partner and as President of several businesses and as a member of its Board of Directors between 1999 and 2004.

 Between 2004 and 2006, Mr. McIntire was a Professor and Executive-in-Residence at the Graduate School of Management, University of California, Davis (UC Davis). Mr. McIntire is currently serving as a member of the board of BAE Systems plc.
Qualifications: Mr. McIntire is qualified to serve on our Board based on his extensive experience in the engineering and construction industry, and as part of CH2M HILL's leadership team.
Mr. McIntire's term expires in 2013.

Michael E. McKelvy has served as a director of CH2M HILL since 2010.
Mr. McKelvy joined CH2M HILL in 2003 in connection with our acquisition of Lockwood Greene. He currently serves as a Senior Vice President and the President of the Government, Environment and Infrastructure Division of CH2M HILL. Mr. McKelvy has over thirty years of engineering and construction experience. Prior to his current role, Mr. McKelvy was the President and Group Chief Executive for the Industrial Client Group between 2006 and 2009 and President for the Manufacturing and Life Sciences Business Group since 2005. Between 1988 and 2003, he served in a variety of roles for Lockwood Greene such as the Geschäftsführer for Lockwood Greene GmbH in Germany and Director of southeast and southwest U.S. operations.

 Between 2000 and 2003, Mr. McKelvy was a member of the Board of Directors for Green Diamond/Columbia Ventures in Columbia, SC and is a current board member for the Professional Services Corporation in D.C. He is a Registered Architect in 25 states and an active member of multiple professional societies and organizations.
Qualifications: Mr. McKelvy is qualified to serve on our Board based on his extensive engineering and construction industry experience, his experience with commercial and government business, and his experience outside of the U.S.
Mr. McKelvy's term expires in 2013.

Jacqueline C. Rast has served as a director of CH2M HILL since 2008.
Ms. Rast currently serves as a Senior Vice President and the President of the International Division of CH2M HILL and previously served as the President of the Facilities and Infrastructure Division from 2009 until 2011 and as Vice President, Major Programs Group and Executive Director for Mergers and Acquisitions between 2009 and 2010. Between 2007 and 2009, Ms. Rast led our Center for Project Excellence. She first joined CH2M HILL in 1988 in our Environmental business.

 In 1998, Ms. Rast started her own management consulting firm, Talisman Partners, which she sold in 2001 to Earth Tech. Ms. Rast served as Senior Vice President, Facilities and Transportation business group for Earth Tech from 2001 to 2003; and was a member of Earth Tech's Design-Build Risk Review Committee. Ms. Rast returned to CH2M HILL in 2005.
Ms. Rast is a member of the Board of Directors of the Metro Denver Sports Commission and a member of the Board of Catalyst Europe.
Qualifications: Ms. Rast is qualified to serve on our Board based on her more than twenty years of industry experience, and her mergers and acquisitions and international experience.
Ms. Rast's term expires in 2013.

CORPORATE GOVERNANCE

Board of Directors

        CH2M HILL is governed by our Board of Directors. Our Board held a total of fourteen meetings in 2011, four regularly scheduled and ten special meetings. All directors attended 75 percent or more of the aggregate Board and Committee meetings of which they are members. CH2M HILL does not have a policy regarding Board members attending the Annual Meeting of Stockholders. We had three Board members attend last year's Annual Meeting of Stockholders in person and five members via telephone.

Corporate Governance Principles

        CH2M HILL is committed to best practices in corporate governance and maintains a business environment of uncompromising integrity. We continue to implement this commitment through, among other things, our Governance Principles, practices and compliance with the relevant provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other laws and regulations that regulate our Company and our business. Our Board has formalized our standards of corporate governance that are reflected in our Governance Principles. Our Governance Principles, some of which are discussed below, are available on our website at http://www.ch2m.com/corporate/about_us/governance.asp. Our governance policies are reviewed annually by the Governance Committee of our Board to determine whether they continue to advance the best interests of CH2M HILL and our stockholders, and whether they comply with the relevant laws that regulate our business.

Director Independence

        CH2M HILL's common stock is not listed on a national securities exchange and, as a result, our directors are not subject to the independence requirements of the national stock exchanges. CH2M HILL believes, however, that outside directors should not have any material relationship with CH2M HILL. Our Board currently consists of twelve directors, four of whom are outside independent directors. Beginning in May 2012, the Board will consist of twelve directors, five of whom will be outside independent directors. The Board has adopted independence standards to assist the Board in determining director independence which are consistent with the independence tests under the corporate governance rules for listed companies of the New York Stock Exchange. Under our Board's standards, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of CH2M HILL, or any of the director's immediate family members is, or has been within the last three years, an executive officer of CH2M HILL.

  •
  The director, or any immediate family member of the director, has received, during any twelve month period within the last three years, more than $120,000 in direct compensation from CH2M HILL, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  (1) The director is a current partner or employee of a firm that is the internal or external auditor of the CH2M HILL; (2) the director has an immediate family member who is a current partner of such a firm; (3) the director has an immediate family member who is a current employee of such a the firm and who personally works on the CH2M HILL audit; or (4) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.

  •
  The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of CH2M HILL's executive officers at the same time serves or served on the other company's compensation committee.

  •
  The director is a current employee of, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, CH2M HILL for property or services in an amount which, in any of the last three fiscal years, exceeded two percent (2%) or $1,000,000, whichever is greater, of such other company's consolidated gross revenues.

        Our outside independent directors include Jerry Geist, Charles "Chad" Holliday, Jr., Georgia Nelson, and Barry Williams. The Board has made a determination that all of these outside directors are "independent" pursuant to the independence standards. The Board has also determined that all the members of the Audit Committee and Compensation Committee are independent pursuant to these guidelines.

Board Leadership Structure

        Under our Board's Governance Principles, our Board has the ability to change its leadership structure in the best interest of CH2M HILL at any given point in time. Our Board is led by a Chairman elected annually by the directors. Mr. McIntire has served as CH2M HILL's Chief Executive Officer since 2009 and the Chairman since 2010.

        Our Board does not have a policy with respect to combining or separating the Chairman and Chief Executive Officer positions. Under the current Board leadership structure, the positions of Chairman and Chief Executive Officer are combined into one role because our Board believes that as an employee controlled company, CH2M HILL is best served by a Board where an employee Board member, as opposed to an independent outside Board member, serves as the chair of the Board. Our Board further believes that because all employee Board members report, directly or indirectly, to the Chief Executive Officer, a Board chaired by an employee shareholder who is not the Chief Executive Officer may create ambiguity of leadership in the board room. For these reasons and because Mr. McIntire is eminently qualified for the role, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board is appropriate at this time and is in the best interest of CH2M HILL.

        Under our Board's Governance Principles, the outside directors of our Board designated one of the independent directors as Lead Director. The Lead Director presides at the meetings of outside directors, and facilitates communications between the outside independent directors and the Chairman, provides input to the Chairman on CH2M HILL's governance, performance issues, Board meeting structure and agendas and acts as a liaison to stockholders who wish to communicate with outside directors. Effective January 2012, Charles "Chad" Holliday, Jr. was elected as the Lead Director. Jerry Geist served as the Lead Director in 2011. The outside directors may retain or change this appointment after the nominees are elected by the stockholders at the Annual Meeting.

Board's Role in Risk Oversight

        Our Board oversees and reviews CH2M HILL's risk management process directly and through its Audit and Risk Committees to ensure that the appropriate risks are timely considered and robust mitigation strategies are implemented. In addition, our Board routinely engages in the review of CH2M HILL's enterprise risk, as part of its oversight of CH2M HILL's strategy and capital planning activities. The Risk Committee of the Board is tasked with overseeing CH2M HILL's enterprise risk management systems and processes including the identification of major risks facing our industry and our Company and the impact of the risks on the business including portfolio and project risks. The Risk Committee provides periodic reports to our Board on the enterprise risk management program and offers review and guidance to our management on our approach and process to assess and analyze project and program related risks across the enterprise. The Audit Committee reviews policies regarding risk assessment and risk management, reviews financial and ethical risks and reviews major financial risk exposures and steps taken to monitor and control the exposures. The Audit Committee provides periodic reports to our Board on how CH2M HILL manages these risks.

Communications with the Board

        Stockholders may communicate with our Board by writing to them in care of Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal and Ethics Officer, CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112 or to the Lead Director in care of the same address. All communications should indicate whether they are intended for the full Board, for outside independent directors only, or for any particular Board member. The inquiries will be directed to the appropriate Board member or members who will reply to stockholders directly.

Nominations of Directors

        Our Governance Committee identifies and recommends for nomination individuals it believes are qualified to be inside and outside Board members and who are best suited to contribute to the Board's activities given CH2M HILL's needs and objectives. The Board seeks directors with diverse professional backgrounds and reputation for integrity who combine a broad spectrum of experience and expertise that is important to CH2M HILL's short and long term interests. Diversity of background has always been and shall continue to be an important objective in the selection of directors. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions they can make to the Board and upon their willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Governance Committee considers the candidates' knowledge of our industry and markets, and our clients' industries and markets, the number of other boards on which the candidate serves, and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interest of CH2M HILL and our stockholders.

        The Governance Committee of our Board makes recommendations to the full Board about outside director candidate nominees. In reviewing and selecting the outside director nominees for Board consideration, the Committee considers a variety of factors including outside director performance, any special expertise and how the expertise fits with the needs of CH2M HILL. Candidates for outside director positions must fulfill the Board's independence standards for outside directors as described above and included in the Governance Principles which are available on our website at http://www.ch2m.com/corporate/about_us/governance.asp.

        In selecting employee directors for consideration, the Governance Committee takes into account the recommendation of the Chief Executive Officer based on input he receives from our employee stockholders. The process for annual board nominations for employee director candidates commences with the Chief Executive Officer sending a detailed description of the nominating process and qualification requirements for Board membership to all employee stockholders. The Chief Executive Officer then convenes a special employee director nominating committee. The employee director nominating committee carefully reviews all nominations received by employee stockholders and recommends to the Chief Executive Officer a slate of candidates for employee director slots. The Chief Executive Officer thereafter shares these recommendations with the Governance Committee which makes its own recommendations to the full Board. The Governance Committee considers the Chief Executive Officer's recommendations in its deliberations, but is not bound by them and is not required to select only employee director nominees from among the Chief Executive Officer's recommendations. The Committee may include other employee director candidates in its recommendations to the full Board.

        The criteria for employee director nominees includes, among other things:

  •
  Personal characteristics of the highest caliber and proven leadership abilities,

  •
  Experience and capabilities similar to those required of senior corporate officers of a global company of our size, including at least 15 years experience in the engineering and construction related business,

  •
  Potential of bringing the diversity of background and experience to the Board's deliberations to broaden the Board's perspective and to reflect the diversity of our clients and stakeholders,

  •
  Knowledgeable about CH2M HILL and ideally has worked with a broad cross section of business units, technical and/or geographical issues and capable of representing the interests of the entire enterprise in policy and governance issues, and

  •
  Brings special skills to the Board mix based on issues facing the company during the relevant Board term.

Code of Ethics

        We have adopted a code of ethics and business conduct for our executive and financial officers entitled "CH2M HILL Executive and Financial Officers' Code of Ethics." It applies to all of our senior executives and financial officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Human Resources Officer, Chief Legal Officer, Treasurer, and Presidents of our operating divisions and business groups. The code is available on our website at http://www.ch2m.com/corporate/about_us/business_ethics.asp. A hard copy is also available without charge to any stockholder upon request by writing to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal and Ethics Officer, CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112. We will disclose any future changes of the Code of Ethics on our website.

        We also have ethics policies that are applicable to all employees entitled "CH2M HILL Employee Ethics and Business Conduct Principles" that mandates rules of conduct to all CH2M HILL employees including all senior executives and financial officers. It is also available on our website by following the same links as described above and will be available in hard copy. We maintain a confidential telephone and web-based hotline, where employees can seek guidance or report potential violations of laws, CH2M HILL policies or rules of conduct.

Committees of the Board

        In 2011, the Board of Directors had five committees: Audit, Compensation, Executive, Governance and Risk Committees. The Audit Committee had a subcommittee that focused on audit issues only and which consisted of outside independent directors only. This subcommittee was eliminated in September 2011 when the Audit Committee membership was reconfigured to consist of outside independent directors only. The Audit Subcommittee (and the Audit Committee after September 2011) and Compensation Committees are comprised solely of independent directors. Below is a chart showing current committee members and a summary of the functions performed by the committees during 2011.

 COMMITTEE MEMBERSHIP

	Audit	Audit Sub*	Compensation	Executive	Governance	Risk
Manuel Aguirre
Robert Bailey						X
Robert Card	X*			X	X
Jerry Geist (OD)	X	X	C	X	X
Charles Holliday, Jr. (OD)	X	X	X	X	C
Michael Lucki				X
Lee McIntire				C
Michael McKelvy	X*			X		X
Georgia Nelson (OD)	X	X	X		X	C
Jacqueline Rast	X*				X
Nancy Tuor						X
Barry Williams (OD)	C	C	X	X		X

OD = Outside Director

C = Chairman

*
Through September 2011 only

Audit Committee

        The Audit Committee met four times during 2011. The Committee's written charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Audit Committee is responsible for CH2M HILL's financial processes and internal control environment, including:

  •
  Reviewing legislative or other changing business environment conditions that could have a noticeable impact on CH2M HILL's financial controls and future operations,

  •
  Reviewing all individual capital expenditure items in excess of $15.0 million and monitoring capital expenditures relative to annual capital plans, and

  •
  Monitoring various financial measurements for CH2M HILL relative to established financial policies.

Audit Subcommittee

        The Audit Committee previously established an Audit Subcommittee consisting entirely of outside independent directors. In 2011, the Audit Subcommittee met independently of the Audit Committee. Effective in September 2011, the Audit Committee eliminated the Audit Subcommittee and changed the composition of the Audit Committee to consist solely of independent outside directors.

        The Audit Subcommittee met three times during 2011 and had a written charter. The Board of Directors determined that each member of the Audit Subcommittee is independent in accordance with the independence criteria established by the Board consistent with the independence definition under the corporate governance rules of the New York Stock Exchange, and complies with the requirements of the Sarbanes-Oxley Act of 2002. The Board designated Barry Williams as an "audit committee financial expert" as defined by the Securities and Exchange Commission regulations. The Subcommittee's responsibilities include, among other things:

  •
  Appointing CH2M HILL's independent auditors,

  •
  Reviewing and evaluating the work and performance of CH2M HILL's internal auditors and its independent auditors,

  •
  Establishing procedures for (a) the receipt, retention, and treatment of complaints received by CH2M HILL regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of CH2M HILL of concerns regarding questionable accounting or auditing matters,

  •
  Conferring with CH2M HILL's independent auditors and its internal auditors and financial officers to monitor CH2M HILL's internal accounting methods and procedures and evaluating any recommended changes therefrom, and

  •
  Reviewing the financial statements with management and the independent auditors.

Compensation Committee

        The Compensation Committee met four times during 2011 and has a written charter. The charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Compensation Committee consists entirely of outside independent directors. Its responsibilities include, among other things:

  •
  Determining the senior executive compensation programs, including that of the Chief Executive Officer, and other senior executive officers of CH2M HILL,

  •
  Setting compensation for the Chief Executive Officer in light of the performance evaluation conducted by the Board,

  •
  Providing input to the Chief Executive Officer on compensation of our senior executives,

  •
  Overseeing the CH2M HILL equity based compensation and incentive plans, and

  •
  Managing the succession planning for the Chief Executive Officer.

Committee Role in Determining Director Compensation

        The Committee is responsible for reviewing and recommending compensation for outside directors. It periodically assesses the structure of the compensation for outside directors in relation to director compensation of our peer group companies. The Committee has engaged outside compensation consultants from time-to-time to advise on executive and director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits.

Committee Role in Determining Executive Compensation

        The role of the Compensation Committee in determining executive compensation and the use of compensation consultants is set forth in the Compensation Discussion and Analysis which follows.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

Executive Committee

        The Executive Committee met four times during 2011. The Committee does not have a written charter and serves at the pleasure of our Board based on expressly delegated authority. The Committee is authorized to exercise any powers, subject to certain limitations, of the Board in the management of the business and affairs of CH2M HILL, as delegated by our Board of Directors.

Governance Committee

        The Governance Committee met six times during 2011 and has a written charter. The charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Committee's responsibilities include, among other things:

  •
  Reviewing corporate governance,

  •
  Assessing and recommending to the full Board candidates for nomination of directors,

  •
  Overseeing Board succession planning,

  •
  Establishing and reviewing criteria for Board membership,

  •
  Overseeing the ethics and compliance functions,

  •
  Recommending Board committee assignments, and

  •
  Establishing Board performance objectives and overseeing annual Board evaluations.

Risk Committee

        The Risk Committee met three times during 2011 and has a written charter. The charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Committee's responsibilities include, among other things:

  •
  Reviewing enterprise wide external risks,

  •
  Review of enterprise risks and lessons arising from our project portfolio,

  •
  Review of risks and opportunities related to availability of capital,

  •
  Review of project related risks, and

  •
  Risk evaluation and scenario planning for major disruptive events.

INFORMATION RELATED TO THE BOARD, NOMINEES AND EXECUTIVE OFFICERS

Review, Approval or Ratification of Transactions with Related Persons

        In 2011, CH2M HILL had no related party transactions. Our written Related Party Policy provides that any transaction that exceeds $120,000 between CH2M HILL and any of our directors, executive officers or beneficial owners of at least 5% of our common stock is considered to be a "related party" transaction. The policy also provides that all related party transactions are required to be reviewed by the senior leadership team, including the Chief Executive Officer, Chief Financial Officer and the Chief Legal Officer. The Audit Committee is made aware of any related party transactions.

 SECURITY OWNERSHIP

Security Ownership of Certain Stockholders

        The following table shows the number of shares of our common stock by any person or group known to us as of March 14, 2012, to be the beneficial owner of more than 5% of any our common stock.

Name and Address of Stockholder	Title of Class	Number of Shares Held		Percent of Class
Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan	Common	16,608,017	(1)	52.49%
9191 South Jamaica Street
Englewood, CO 80112
Trustee of the CH2M HILL Amended and Restated Deferred Compensation Plan	Common	2,358,552	(2)	7.45%
9191 South Jamaica Street
Englewood, CO 80112

(1)
Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted pro rata in accordance with the voting instructions submitted by all other plan participants.

(2)
Common shares are held of record by the Trustee for the accounts of participants in the CH2M HILL Companies, Ltd. Amended and Restated Deferred Compensation Plan and will be voted as directed by CH2M HILL as the owner of the assets of the trust.

Security Ownership of Directors, Director Nominees and Executive Officers

        The following table sets forth information as of March 14, 2012 as to the beneficial ownership of our equity securities by (a) each director and director nominee, (b) each executive officer listed in the summary compensation table and (c) all of our directors and executive officers as a group. None of the individuals listed below owns directly more than 1% of the outstanding shares of CH2M HILL. As a group, all directors, director nominees, and executive officers own 4.1% of the outstanding shares of CH2M HILL, including stock options exercisable within 60 days of March 14, 2012.

Name of Beneficial Owner	Common Stock Held Directly(1)	Common Stock Held Indirectly(2)	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership
Manuel Ernesto Aguirre	4,836	—	3,170	8,006
Robert W. Bailey	56,735	30,940	8,576	96,251
Malcolm Brinded	—	—	—	—
Robert G. Card	216,457	6,687	28,027	251,171
Jerry D. Geist	21,021	48,375	—	69,396
Charles O. Holliday, Jr.	6,806	—	—	6,806
Michael A. Lucki	52,998	845	5,515	59,358
Lee A. McIntire	250,490	11,243	20,329	282,062
Michael E. McKelvy	44,401	6,085	16,942	67,428
Georgia R. Nelson	4,072	—	—	4,072
Jacqueline C. Rast	33,302	6,315	27,311	66,928
Michael A. Szomjassy	32,837	7,867	12,487	53,191
Nancy R. Tuor	37,894	46,921	23,701	108,516
Barry L. Williams	24,894	—	—	24,894
All directors, director nominees and executive officers as a group (18 people)	936,421	199,256	166,679	1,302,356

(1)
Includes restricted stock held by directors and executive officers over which they maintain sole voting power but no investment power.

(2)
Includes common stock held through the CH2M HILL Retirement and Tax-Deferred Savings Plan trust and the CH2M HILL Deferred Compensation Plan trust.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. These executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by the reporting persons. Based on our records, we believe that all Section 16(a) reporting requirements related to CH2M HILL directors and executive officers were timely fulfilled during 2011, except for a Form 4 for each of Manuel Aguirre, Bob Bailey, Fred Brune, Bob Card, John Madia, Lee McIntire, Mike McKelvy, Margaret McLean, Jacque Rast, JoAnn Shea, Nancy Tuor and Bill Dehn which were not timely filed. The Form 4 was filed on April 4, 2011 and reported the award of stock for each individual under the CH2M HILL Long Term Incentive Plan and Annual Incentive Plan when the actual award of stock occurred on March 17, 2011 for the Annual Incentive Plan and March 25, 2011 for the Long Term Incentive Plan.

Equity Compensation Plan Information

        The following information is provided as of December 31, 2011 with respect to compensation plans pursuant to which CH2M HILL may grant equity awards to eligible persons. Please see Note 14 to the Consolidated Financial Statements, contained in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2011 for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	2,913,658	(3)	$37.18	13,710,069	(4)
Equity compensation plans not approved by security holders(2)	430,246	(5)	$57.01	—	(6)

Total	3,343,904		$39.73	13,710,069

(1)
The equity compensation plans approved by stockholders include the CH2M HILL Companies, Ltd. 2009 Stock Option Plan and the CH2M HILL Companies, Ltd. Payroll Deduction Stock Purchase Plan as amended and restated effective January 1, 2004 (PDSPP).

(2)
The equity compensation plans not approved by stockholders include the CH2M HILL Companies, Ltd. Short Term Incentive Plan effective January 1, 2000 and the CH2M HILL Companies, Ltd. Long Term Incentive Plan effective January 1, 2005 as amended and restated on January 1, 2011.

(3)
Includes 2,913,658 of stock options outstanding. These options were granted prior to December 31, 2011.

(4)
Includes 1,410,033 shares reserved for future issuance under the Stock Option Plan and 12,300,036 shares available for purchase under the PDSPP.

(5)
Includes 430,246 shares issued under a long term incentive program paid or to be paid in 2012. These shares were earned in 2011.

(6)
Shares available for future issuance under the long term and short term incentive programs (excluding shares reflected in column (a)) are not determinable until the end of each year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) provides information about our compensation and benefit programs that were in place for our executive officers for 2011, and explains our compensation philosophy and objectives.

Executive Summary

        CH2M HILL has a pay-for-performance philosophy that seeks to link the interests of the named executive officers with achieving strategic and operational objectives as well as with those of our stockholders and that helps guide the Compensation Committee's decisions regarding executive compensation. As a result, approximately 80% of the compensation of our named executive officers is linked to CH2M HILL performance objectives, individual objectives and stock price performance.

        The following elements comprise the total compensation awarded to our named executive officers: base salary, a cash-based annual incentive award, and equity-based long term incentives consisting of common stock, stock options and restricted stock as described below.

  •
  The long term incentive awards are used to reward stockholder value by aligning the interests of our executives and stockholders through CH2M HILL's performance objectives and goals. The awards also help retain executives over time and provide a means by which executives can meet their stock ownership guidelines.

  •
  We target all elements of our compensation program to provide compensation opportunity at the median of our peer companies. Actual payouts under these programs can be above or below the median based on CH2M HILL's performance and the executive's individual performance.

  •
  Our annual long term incentive award to our named executive officers is aligned directly to the annual goals and performance of CH2M HILL, in line with our "pay-for-performance" philosophy.

  •
  Our compensation programs are designed to attract, motivate, reward, and retain the most talented executives.

        One of our main objectives is to make sure that CH2M HILL's compensation policies and practices for its employees, in general, and its executive officers, in particular, optimize CH2M HILL's performance without encouraging unreasonable risks or incentivizing behavior which may result in a material adverse effect on the Company. The design of our executive compensation programs, which combines short term and long term incentives, places considerable compensation at-risk and intentionally aligns executive officers' interests with the interests of the Company's stockholders.

        The named executive officers who appear in the Summary Compensation Table are as follows:

  •
  Lee A. McIntire, President and Chief Executive Officer

  •
  Michael A. Lucki, Senior Vice President and Chief Financial Officer

  •
  Robert G. Card, Senior Vice President

  •
  Michael E. McKelvy, Senior Vice President

  •
  Jacqueline C. Rast, Senior Vice President

        The following table summarizes the key elements of our executive compensation program.

Compensation Philosophy and Objectives

        Our compensation philosophy is based on two fundamental principles: competitive market compensation and pay-for-performance. Our compensation programs are designed to attract and retain the most qualified and talented executives and employees in our industry, and to provide incentives that appropriately motivate them to achieve and exceed our short term and long term performance goals, thereby enhancing stockholder value.

  •
  Competitive Market Compensation:  We pay our executives and other employees compensation that is comparable to compensation paid by our industry peers, because the market for qualified executives and employees in our industry is highly competitive. We also evaluate competitive pay practices among general industry for companies of similar size, complexity and performance as certain executives and other senior positions may be drawn from this broader market.

  •
  Pay-for-Performance:   We align the interest of our executives and employees with the interest of our stockholders by paying for performance against agreed upon goals that tie with CH2M HILL's short and long term objectives and strategic plans. We place a substantial portion of our executive officers' compensation at-risk, where total compensation over time depends on each executive's performance against established goals and on the overall performance of the Company. Furthermore, a portion of all executives' compensation is provided in the form of CH2M HILL stock, stock options and restricted stock, which tie the total value of the compensation opportunity to CH2M HILL's overall performance.

        We review our compensation philosophy and objectives annually in light of our performance against our goals and performance of our peer companies. This process takes into account market risks and opportunities as well as the economic environment. We revise our compensation objectives, as appropriate, to focus on our strategic goals and objectives.

Role of the Board of Directors in Establishing Compensation

        Our Board of Directors delegated the responsibility for oversight of executive officers' compensation to its Compensation Committee. The Committee establishes total compensation for the Chief Executive Officer based on his performance, the Company's performance, and the input the Committee receives from its compensation consultants. The Committee also reviews the CEO's recommendations about compensation for other executive officers, establishes (based on market data provided by its compensation consultants) compensation for outside members of the Board of Directors, and considers and approves the equity-based incentive compensation plans that CH2M HILL uses to implement its compensation philosophy.

        In 2011, the Committee reviewed Mr. McIntire's total compensation against market data provided by its compensation consultants, considered Mr. McIntire's performance for the year and CH2M HILL's performance overall, and set Mr. McIntire's compensation, as presented in the Summary Compensation Table.

        The Compensation Committee reviews the competitiveness of CH2M HILL's executive compensation programs annually compared to that of executives in similar positions with companies we compete with in our industry and geographic markets. The competitive compensation comparison includes the peer group data, and published survey data for both our specific industry and general industry using companies of similar size and complexity.

        The Compensation Committee reviews executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation that exceeds $1,000,000 for certain executive officers. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M HILL. The Committee reviews this policy on an ongoing basis.

Role of Stockholder Say-on-Pay Votes

        CH2M HILL provided stockholders a non-binding advisory "say-on-pay" vote on its executive compensation at its 2011 annual meeting of stockholders. Stockholders expressed substantial support for the compensation of our executive officers, with approximately 90.5% of the votes cast for approval of the say-on-pay vote. The Compensation Committee evaluated the results of this advisory vote and also considered other factors in evaluating CH2M HILL's executive compensation policies and practices for 2011, including the relationship of the CH2M HILL compensation programs to the company's business objectives for the year, a review of peer group data and the evaluation of CH2M HILL's compensation programs by its compensation consultant. Based on these considerations, including the fact that an overwhelming majority of our stockholders approved the say on pay vote at the 2011 annual meeting, the Compensation Committee determined that our stockholders support our executive compensation policies and practices and therefore, the Committee did not implement changes to our compensation program. The Compensation Committee will continue to consider the outcome of future say-on-pay votes when making future executive compensation decisions.

Role of Management in Establishing Compensation

        CH2M HILL's Chief Executive Officer reviews compensation data and analysis for his direct reports, including all executive officers based on the information provided to him by CH2M HILL's Human Resources compensation staff and the compensation consultants. He considers each component of executive compensation and determines how these components should be used to provide appropriate total compensation that motivates executive officers to optimize CH2M HILL's short term and long term operations and financial results in the best interest of CH2M HILL's stockholders. The CEO then provides an overview of performance and accomplishments for each executive officer and makes recommendations to the Compensation Committee about compensation levels and structure he deems appropriate.

Role of Compensation Consultants

        The Compensation Committee has the authority to retain the services of outside compensation consultants to assist in the performance of its responsibilities. In 2011, the Compensation Committee retained the services of Sibson Consulting, the firm that has been providing executive and board of directors' compensation advice since 1998. At the request of the Committee, Sibson Consulting updated the annual compensation assessment for the CEO and other executive officers. The review provides a comprehensive assessment of the various components of our executive compensation programs against relevant market compensation data and our peer companies (as further discussed below), and provided the Committee with a recommended compensation range for our CEO and reference compensation ranges for our other executive officers. The Compensation Committee used this information to consider and set compensation for the CEO and to review the CEO's recommendations for other executive officers' compensation. As part of this process, Sibson Consulting also provided to the Committee compensation survey data for other key executives and managers at peer companies, which are used by the Company in considering compensation levels. Sibson Consulting previously worked with management to revise the restricted stock program for executives to include a performance measure in the 2011 restricted stock grants for Compensation Committee approval which were reflected in the 2010 compensation data. In 2011, Sibson Consulting was engaged to, among other things, analyze projected compensation opportunities against delivered results for the performance provisions relating to the restricted stock grants and to review metrics associated with the Long Term Incentive Plan. We paid Sibson Consulting approximately $155,000 for work performed in 2011.

        In 2011, the Compensation Committee carefully considered Sibson Consulting's independence and all the services that Sibson provides to CH2M HILL's management, such as benchmarking surveys for senior management roles and consulting regarding overall incentive strategy. The Committee determined that Sibson's services to the Company did not impair its independence because of the value of compensation that Sibson derives from such services was not significant.

Benchmarking

        The Compensation Committee uses market data as the primary tool in establishing compensation for the Chief Executive Officer and the Board of Directors, and in reviewing the CEO's recommendations for compensation of other executive officers. In establishing 2011 compensation, the Compensation Committee reviewed total compensation information of twelve peer companies as evaluated and recommended by the compensation consultant to the Committee. In considering which companies to include as its reference companies in this review, the Committee instructed Sibson to select companies that compete with CH2M HILL for executive talent in our industry and our geographic markets. Sibson provides an independent assessment of the peer group annually and recommends changes as appropriate, while recognizing the importance of year-over-year continuity. The Committee believes that the reference group of peer companies is appropriate for its compensation analysis. The full list of reference companies used in compensation considerations in 2011 is provided below.

Peer Companies

• Fluor Corporation	• AECOM
• KBR, Inc.	• McDermott International, Inc.
• Jacobs Engineering Group, Inc.	• Foster Wheeler Ltd.
• Emcor Group, Inc.	• Chicago Bridge & Iron Co.
• URS Corporation	• Perini Corporation
• Shaw Group, Inc.	• Tetra Tech Inc.

        The Committee reviewed the available compensation and financial performance data for each of the peer companies and, with assistance of the independent compensation consultant, established that, for 2011, the appropriate market compensation range for our executive officers was between 7% below and 16% above the median compensation of the peer companies.

Elements of Compensation

        The total compensation package for our executive officers consists of the following components:

  •
  Base Salary—provides our executive officers with competitive base pay that is appropriate for their position in the Company and level of experience

  •
  Short Term Incentive Compensation—provides incentives to our executive officers (and other employees) to focus on achieving our annual business plan and other quantitative and qualitative goals relevant for the current year

  •
  Long Term Incentive Compensation—designed to incentivize our executive officers (and other senior leaders) to achieve our quantitative and qualitative objectives over a three year period that relate to our multi-year strategic plan (called the long term incentive program) and through equity participation in CH2M HILL's financial success by providing executives stock option and restricted stock grants designed to align our executives' interest with that of stockholders

  •
  Benefits, Retirement, Retention and Perquisites—designed to assure market compensation, create longer term ties to the Company and aid in retention of existing executive officers and recruiting of new executives

2011 Average Pay Mix

        The key components of compensation for the Chief Executive Officer and named executive officers are shown below.

Chief Executive Officer:

Other named executive officers:

        Please note that the charts above for other named executive officers do not include a long term incentive equity award for Mr. Lucki because he was not eligible under the LTIP due to his November 1, 2010 hire date. Please also note that "fixed" compensation refers to base salary and "variable" compensation refers to performance based pay, which is the aggregate of stock, bonus and options shown in the first chart.

        The Compensation Committee does not have a policy to achieve or to maintain any particular ratio or weighting among the elements of compensation. Instead, the Committee considers the qualitative balance among all compensation components against our compensation philosophy and performance objectives each year and makes its decisions accordingly.

        We believe that by creating a total compensation package for executive officers that combines short term and long term incentives and equity compensation, we align their interests with the interests of CH2M HILL and its stockholders. We review our performance against our peer group of companies as a factor in determining our executive officers' total compensation. We also believe our pay-for-performance model appropriately motivates performance and encourages appropriate risk taking, while encouraging retention. As our financial performance increases relative to our performance goals, the executive officers' potential for additional compensation under our short and long term incentive programs increases as well. If our performance does not meet our goals, total compensation falls and incentive compensation may be reduced to zero.

Base Salary

        We provide our executive officers with base salary that is appropriate for their roles, responsibilities and experience and is within a competitive market range, as determined by the Compensation Committee with input from its independent compensation consultants. The actual base salary is based on the experience of each executive officer, as well as the complexity and financial and strategic impact of his or her role.

        In the fourth quarter of 2011, the base salaries of the executive officers were adjusted to reflect their respective individual performance and the performance of CH2M HILL, and also to align the base salaries of some of the executive officers and senior operations executives with market compensation for their respective roles. The base salary increases made in the fourth quarter of 2011 for executive officers ranged between 0% and 15% depending on each individual executive's performance and based on market comparative data.

Short Term Incentive Compensation

        Our short term incentive awards provide our executives with the ability to earn an annual incentive, based on the Company's performance, their respective business unit's performance, and their individual performance. Annual goals are established during the first quarter of each year and monitored throughout the year. The 2011 short term performance goals were based on an earnings target and year end gross margin backlog for the Company and each executive officers' respective business unit (where appropriate), modified by an increase or decrease of up to 20% based on the result of safety, cash flow, overhead cost management, and management of human capital (people development) performance measures. The short term incentive awards are paid in all cash in keeping with market practice of our reference group of peer companies.

        The 2011 short term incentive program's target for each named executive officer is based on the percentage of the officer's base salary set forth below:

• Lee A. McIntire	110%
• Michael A. Lucki	80%
• Robert G. Card	80%
• Michael E. McKelvy	80%
• Jacqueline C. Rast	80%

        The short term incentive goals for executive officers were weighted 60% based on each executive officer's business unit's performance, where appropriate, and 40% on the Company's overall performance. Short term compensation for the CEO and the CFO was based 100% on CH2M HILL's overall performance against annual business plan goals. CH2M HILL's actual performance in 2011 was up 4.4% year-over-year. As a result, the payouts for executive officers reflected actual performance against these targets and ranged between 102% and 110% of target.

Long Term Incentive Compensation

        The long term component of our incentive compensation for executive officers is intended to reward our executive officers and other senior leaders for achieving CH2M HILL's long term goals and increasing stockholder value. Long term incentive compensation is intended to motivate our executives to focus on long term goals, to reward and retain top talent and to help our executives meet their

Executive Stock Ownership Guidelines. Long term incentive mix depends upon the job level of each executive.

        There are three components that comprise long term compensation. They consist of:

  •
  Long Term Incentive Plan which is paid out in a mix of cash and common stock or 100% in common stock,

  •
  Stock options, and

  •
  Restricted stock

  Long Term Incentive Plan (LTIP)

        In 2011, our executive officers received payments under the 2008 Long Term Incentive program. The program paid incentives based on CH2M HILL's performance against goals established in 2008 for the 2008-2010 performance period. The goals, as approved by the Compensation Committee of the Board, include an earnings growth goal. In addition, payouts for the 2008 program were increased or decreased by 50% collectively based on the achievement of three supplemental goals which are (1) gross margin improvement, (2) international gross margin and (3) a compounded annual growth rate of CH2M HILL common stock over a three year performance period. These goals are in line with CH2M HILL's strategic objectives. At the February 2011 Compensation Committee meeting, the Committee confirmed that the 2008 goals were completed at a performance level that justified a 137% payout level. The long term incentive awards for the 2008 program were paid in March of 2011 with 60% paid in CH2M HILL common stock and 40% in cash.

        On March 9, 2012, our executive officers received payments under the 2009 Long Term Incentive program. The program paid incentives based on CH2M HILL's performance against goals established in 2009 for the 2009-2011 performance period. The goals, as approved by the Compensation Committee of the Board, include an earnings growth goal. In addition, payouts for the 2009 program were increased or decreased by 50% collectively based on the achievement of two supplemental goals which are (1) international gross margin and (2) a compounded annual growth rate of CH2M HILL common stock over a three year performance period. These goals are in line with CH2M HILL's strategic objectives. At the February 2012 Compensation Committee meeting, the Committee confirmed that the 2009 goals were completed at a performance level that justified a 200% payout level. The long term incentive awards for the 2009 program were paid in March of 2012, in 100% CH2M HILL common stock, which is a change from the award paid out in 2011. This change was made to further align interests of our executives with our stockholders.

        In 2011, the executive officers also received the opportunity to earn long term incentive compensation payable in 2014 based on their performance during the 2011-2013 performance period. The performance targets approved by the Compensation Committee for the 2011 Long Term Incentive Program were based on a cumulative earnings growth goal for the Company as well as a year end gross margin backlog compounded annual growth rate goal and an individual modifier to incentivize the executives to meet goals aligned with the Company's strategic direction. This award is expected to be paid in 100% CH2M HILL common stock.

        The 2011 LTIP's target for each named executive officer is based on the percentage of the officer's base salary set forth below, with each executive having an opportunity to earn up to 200% of these targets based on the Company's performance during the 2011-2013 performance period:

• Lee A. McIntire	230%
• Michael A. Lucki	95%
• Robert G. Card	80%
• Michael E. McKelvy	80%
• Jacqueline C. Rast	80%

        Consistent with our pay-for-performance philosophy, the LTIP provides the Committee with discretion to reduce actual payouts to ensure that one operational performance goal is not achieved at the expense of other important strategic objectives.

  Stock Options

        Stock options are granted to our executives to provide an attractive incentive to focus on our longer term strategic goals and create stockholder value. Our stock option grants are made with the strike price equal to our stock value in effect at the time of the grant, vesting over a three year period in 25%, 25% and 50% increments each year all with an expiration date of five years from the date of grant. Although we are required to reflect compensation expense for stock options pursuant to applicable accounting rules, the granted stock options only have realized value to the executive to the extent that the CH2M HILL stock price actually increases during the term of the stock options. The stock options granted in 2011 to our named executive officers are disclosed in the Summary Compensation Table.

  Restricted Stock

        Restricted stock is granted to motivate and reward our executives for the achievement of specified financial goals. Restricted stock granted in 2011 to our named executive officers is disclosed in the Summary Compensation Table. The grants provided to our executives in 2011 include a performance metric. The restrictions on these grants lapse at the end of a three year period in 2014 and the award will be increased or decreased at that time based on the achievement of a performance goal. The performance goal is a specified EBITDA (earnings before interest, taxes, depreciation and amortization) goal. If the goal is met the named executive officer will receive 100% of the target amount awarded. The award can be adjusted from 75% to 125% of the awarded amount based on actual results.

        The Compensation Committee approved restricted stock grants in 2012 to our executive officers which include a performance metric. The restrictions lapse at the end of three years from the date of grant and may be adjusted up or down based on the achievement of a specified EBITDA goal.

Benefits, Retirement, Retention and Perquisites

        Our executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in our medical, dental and life insurance plans, and disability insurance programs. In addition to these general benefits, we offer financial planning consulting, executive physicals, and country club memberships for a few of our executive officers whose health and well being is essential to the well being of CH2M HILL. Country club memberships are only a partial perquisite since they serve as a vehicle for client and community leader networking. In keeping with our philosophy of market competitive and pay-for-performance compensation, we have historically provided only modest executive benefits and perquisites and have not viewed these forms of compensation as a substantial part of the overall executive officers' compensation framework.

        One special benefit that we provide to certain of our executive officers is our Supplemental Executive Retirement and Retention Plan (SERRP). The SERRP is a non-qualified defined contribution plan under which CH2M HILL provides pre-tax contributions to certain executive officers that they can utilize only upon retiring with the Company at age 65 or thereafter. The plan provides those who are invited to participate in the plan with added incentives to continue in the service of the Company by providing an attractive retirement benefit. The SERRP is a part of our competitive market compensation strategy and it allows us to attract and retain executive officers and other senior executives. The company contribution to each participant's SERRP (except Mr. McIntire) is 25% of base salary and short term incentives, other than for Mr. Card who also receives an additional supplemental company contribution of 10% of base salary and short term incentives. Mr. McIntire's company contribution is 60% of his base salary and short term incentives. During the life of the SERRP the contribution levels may be set differently for different participants and at different percentages of base salary and short term incentives, as determined by the Compensation Committee.

Executive Stock Ownership Guidelines

        CH2M HILL's Board of Directors has established stock ownership guidelines for our senior executives. The guidelines are intended to encourage management to own a meaningful amount of CH2M HILL stock and therefore align individual financial goals with our Company's success. Executives will achieve their recommended levels of ownership within five years of being promoted into a role or assuming a new position which is subject to the guidelines. The CEO will review each participant's progress toward compliance with the guidelines and report to the Compensation Committee on the compliance status. The Committee reviews the executive stock ownership guidelines from time to time.

        The following table sets forth the current stock ownership guidelines as approved by the Compensation Committee:

Position	Stock Ownership (as a multiple of Annual Base Salary)
Chief Executive Officer	Five Times Salary
Chief Operating Officer	Four Times Salary
Other Named Executive Officers	Three Times Salary
Other Senior Executives	Two Times Salary

Change of Control and Post-Termination Compensation

        Our CEO and each of the other named executive officers are party to a change of control agreement with the Company. Under the change in control agreements, CH2M HILL will provide each named executive officer with the following benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a change of control:

  •
  For the CEO and very few select senior executives, lump-sum payments in the amount equal to 2.99 times the sum of (a) annual base salary in effect at the time the change of control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan;

  •
  Continuation of health benefits for a period equal to the period the executive would be entitled to continuation coverage under a group health plan of CH2M HILL following the date of termination;

  •
  Immediate vesting of all options, restricted stock and other incentive grants and long term incentive pay;

  •
  Immediate vesting in all retirement plans;

  •
  Pro-rata payout of amounts payable under the short term incentive plan for the year of termination; and

  •
  Pro-rata payout of amounts payable under the long term incentive programs, as appropriate.

        For purposes of the change of control agreements, a "change of control" is defined generally to include:

  •
  Acquisition of 50% (or more) of the fair value of the CH2M HILL stock;

  •
  Acquisition of 30% (or more) of the voting securities of CH2M HILL;

  •
  A change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one year;

  •
  Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL.

Risks Inherent in Compensation Structure

        CH2M HILL's management considered CH2M HILL's compensation policies and practices for its executive officers and employees, in general, and determined that these policies are not likely to have a material adverse effect on the Company. CH2M HILL believes that the design of the executive compensation that combines short term and long term incentives places considerable compensation at-risk, and intentionally aligns executive officers' interests with the interests of the Company's stockholders; thus, creating the environment that encourages executive officers and other key employees to carefully balance risks and rewards for the Company and not to assume unreasonable risks.

        CH2M HILL carefully reviewed all elements of executive compensation to determine whether any components of compensation encourage excessive risk taking and concluded that:

  •
  Goals are appropriately set to avoid targets that, if not achieved, would result in undue loss of compensation,

  •
  Rolling three-year performance targets discourage short term risk taking and encourage longer term view,

  •
  Substantial equity component of compensation and ownership guidelines discourages excessive risk taking, and

  •
  Significant portion of at-risk compensation focused on longer term strategic results creates appropriately measured approach to risk taking.

        Further, as described elsewhere in the Compensation Discussion and Analysis, the overall compensation decisions include subjective considerations, which prevent a formulaic approach to compensation setting and do not drive unreasonable short term focused business and risk taking decisions.

Report of the Compensation Committee

        We evaluate and establish compensation for CH2M HILL's executive officers and oversee the deferred compensation and equity based compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for CH2M HILL's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this report. We are satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Compensation Committee:
Jerry D. Geist, Chairman
Charles O. Holliday, Jr.
Georgia R. Nelson
Barry L. Williams

SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding total compensation for the three one-year periods ended December 31, 2011, 2010, and 2009, which includes required disclosures for our CEO, CFO and the other three most highly compensated executive officers of CH2M HILL.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lee A. McIntire	2011	1,098,085	1,301,452	5,250,000	327,356	—	—	755,408	8,732,302
President and Chief Executive Officer	2010	1,042,143	1,411,594	1,564,290	111,752	517,860	—	442,793	5,090,432
	2009	995,000	741,474	1,611,716	48,405	528,000	—	253,957	4,178,552
Michael A. Lucki	2011	551,072	1,136,987	137,500	163,678	—	—	48,632	2,037,869
Senior Vice President and Chief Financial Officer	2010	91,667	—	1,000,232	—	—	—	251	1,092,150
Robert G. Card	2011	577,512	434,106	955,500	137,485	—	14,797	263,788	2,383,188
Senior Vice President	2010	553,525	527,105	675,240	46,830	230,160	7,384	785,444	2,825,688
	2009	529,168	249,239	646,160	46,100	320,000	13,150	1,352,663	3,156,480
Michael E. McKelvy(1)	2011	500,588	392,817	812,500	119,039	—	—	236,900	2,061,844
Senior Vice President	2010	478,199	497,088	516,187	40,440	154,125	—	168,396	1,854,435
Jacqueline C. Rast(1)	2011	414,910	390,703	600,000	98,204	—	1,980	294,165	1,799,962
Senior Vice President

(1)
Mr. McKelvy became one of our three other most highly compensated executive officers in 2010 and therefore his 2009 compensation is not included. Ms. Rast became one of our three other most highly compensated executive officers in 2011 and her 2010 and 2009 compensation is not included.

(2)
Bonus amounts in column (d) for fiscal year 2011, 2010 and 2009 consist of bonuses earned under the short term incentive plan and a discretionary bonus paid to Mr. Lucki as described below. The 2011 and 2010 short term incentive awards were paid 100% in cash. The 2009 award was paid 60% cash and 40% in common stock. The stock portion is included in the Stock Awards column.

  The following table provides a summary of the bonuses earned during the years ended December 31. Mr. Lucki's discretionary bonus consists of a $600,000 incentive payment for joining CH2M HILL in November 2010 and a $100,000 payment for relocation purposes.

	Short Term Incentive Plan ($)			Discretionary ($)			Total ($)
Name	2011	2010	2009	2011	2010	2009	2011	2010	2009
Lee A. McIntire	1,301,452	1,411,594	741,474	—	—	—	1,301,452	1,411,594	741,474
Michael A. Lucki	436,987	—	—	700,000	—	—	1,136,987	—	—
Robert G. Card	434,106	527,105	249,239	—	—	—	434,106	527,105	249,239
Michael E. McKelvy	392,817	497,088	—	—	—	—	392,817	497,088	—
Jacqueline C. Rast	390,703	—	—	—	—	—	390,703	—	—
(3)
Amounts in column (e) represent stock issued in connection with the short term and long term incentive plans, as well as restricted stock awards. For 2010 and 2009, long term incentive awards were paid 40% in cash and 60% in common stock and 100% in stock for the 2011 award. The cash portion of the long term incentive plan award is presented in Non Equity Incentive Plan Compensation column (g).

The following table provides a summary of the stock awards earned during the years ended December 31:

	STIP Awards ($)			LTIP Awards ($)			Restricted Stock Awards ($)(i)			Total Stock Awards ($)
Name	2011(ii)	2010(ii)	2009	2011	2010	2009	2011	2010	2009	2011	2010	2009
Lee A. McIntire	—	—	494,316	4,975,000	776,790	792,000	275,000	787,500	325,400	5,250,000	1,564,290	1,611,716
Michael A. Lucki	—	—	—	—	—	—	137,500	1,000,232	—	137,500	1,000,232	—
Robert G. Card	—	—	166,160	840,000	345,240	480,000	115,500	330,000	—	955,500	675,240	646,160
Michael E. McKelvy	—	—	—	712,500	231,187	—	100,000	285,000	—	812,500	516,187	—
Jacqueline C. Rast	—	—	—	517,500	—	—	82,500	—	—	600,000	—	—

(i)
Amounts represent the aggregate grant date fair value of all restricted stock awards granted in the year shown. CH2M HILL calculates these amounts in accordance with U.S. GAAP. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant.

(ii)
The 2011 and 2010 short term incentive plan awards were paid 100% in cash and the 2009 award was paid part cash and part stock.
(4)
Amounts represent the aggregate grant date fair value of all awards granted in the year shown. CH2M HILL calculated these amounts in accordance with U.S. GAAP. Please see Note 14 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2011, regarding the assumptions underlying the valuation of stock option awards.

(5)
This column represents the cash portion of the long term incentive plan awards. Please refer to Note 3 above for further information about the stock portion of the long term incentive plan awards included in the Stock Awards column. The 2009, 2010 and 2011 long term incentive plan awards were paid on March 12, 2010, March 25, 2011, and March 9, 2012, respectively.

(6)
Amounts shown reflect the actuarial change in the present value of accrued benefits under the frozen defined benefit pension plan for Mr. Card and Ms. Rast. Amounts were calculated using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2011, 2010 and 2009 consolidated financial statements. Please refer to Note 15 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2011 regarding the assumptions underlying the valuation of pension benefits.

(7)
Amounts shown for 2011, 2010 and 2009 include:

	Foreign Service Income ($)(i)			Perquisites and Other Personal Benefits ($)(ii)			Registrant Contributions to Deferred Compensation Plans ($)(iii)			Registrant Contributions to Defined Contribution Plans ($)			Insurance Premiums ($)			Tax Reimbursement ($)			Total Other Compensation ($)
Name	2011	2010	2009	2011	2010	2009	2011	2010	2009	2011	2010	2009	2011	2010	2009	2011	2010	2009	2011	2010	2009
Lee A. McIntire	—	—	—	10,072	9,784	5,810	717,547	405,830	223,917	13,243	12,838	12,539	7,524	7,519	7,640	7,022	6,822	4,051	755,408	442,793	253,957
Michael A Lucki	—	—	—	4,825	—	—	27,423	—	—	7,539	—	—	5,481	251	—	3,364	—	—	48,632	251	—
Robert G. Card		608,561	944,330	6,280	5,033	5,810	237,301	143,966	383,382	13,243	12,838	12,539	2,585	2,584	2,551	4,379	12,462	4,051	263,788	785,444	1,352,663
Michael E. McKelvy	—	—	—	6,280	6,040	—	210,453	131,255	—	14,178	6,971	—	1,610	1,610	—	4,379	22,520	—	263,900	168,396	—
Jacqueline C.Rast	99,795	—	—	6,280	—	—	165,770	—	—	15,573	—	—	900	—	—	5,847	—	—	294,165	—	—

(i)
Foreign service income includes compensation for tax equalization payments, housing and travel allowances, and other related items earned while on foreign assignment.

(ii)
Except as otherwise stated below, the amounts shown reflect financial planning consulting fees. If no amount is shown, it is because the amount attributable to each perquisite or benefit does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by the named executive officer.

(iii)
The amounts shown in this column represent the vested portion of the amount included in the Nonqualified Deferred Compensation Table.

GRANTS OF PLAN BASED AWARDS IN 2011

											Grant Date Fair Value of Stock and Option Awards ($)(5)
								All Other stock Awards; Number of Shares of Stock or Units (#)(3)	All Other Option Awards; Number of Shares of Stock or Units (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)	Threshold($)	Target($)	Maximum($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Lee A. McIntire	02/16/11	—	1,210,000	2,420,000	1,265,000	2,530,000	5,060,000	5,882	44,118	46.75	327,356
Michael A. Lucki	02/16/11	—	440,000	880,000	261,250	522,500	1,045,000	2,941	22,059	46.75	163,678
Robert G. Card	02/16/11	—	462,000	924,000	231,000	462,000	924,000	2,471	18,529	46.75	137,485
Michael E. McKelvy	02/16/11	—	399,994	799,987	199,997	399,994	799,987	2,139	16,043	46.75	119,039
Jacqueline Rast	02/16/11	—	330,000	660,000	165,000	330,000	660,000	1,765	13,235	46.75	98,204

(1)
Information set forth reflects the short term incentive plan opportunities that were granted in 2011 and will be paid 100% in cash.

(2)
Information set forth reflects long term incentive program opportunities that were granted in 2011. The 2011 program will be paid out on or after the three year award period ending December 31, 2013. The payment of the awards will be 100% in common stock, valued at the date of payment.

(3)
Information set forth reflects restricted stock grants made in 2011.

(4)
Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

(5)
Grant date fair value of stock and option awards was calculated in accordance with U.S. GAAP. The grant date fair value is reflected in the Summary Compensation Table in the year it is recognized. See Note 14 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2011, regarding the assumptions underlying the valuation of stock awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards						Stock Awards
Name	Grant Date MM/DD/YY	Number of securities Underlying Unexercised Options Exercisable (#)(1)	Number of securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised (#)	Option Exercise Price ($)	Option Expiration	Number of shares or Units of Stock that have not vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Lee A. McIntire	2/13/2009	—	5,250	—	31.10	2/13/2014	35,317	1,967,521	—	—
	2/12/2010	—	12,147	—	40.52	2/12/2015
	2/16/2011	—	44,118	—	46.75	2/16/2016
Michael A. Lucki	2/16/2011	—	22,059	—	46.75	2/16/2016	17,281	962,734	—	—
Robert G. Card	2/8/2008	10,000	—	—	30.32	2/8/2013	50,615	2,819,746	—	—
	2/13/2009	5,000	5,000	—	31.10	2/13/2014
	2/12/2010	1,697	5,090	—	40.52	2/12/2015
	2/16/2011	—	18,529		46.75	2/16/2016
Michael E. McKelvy	2/13/2009	5,000	5,000	—	31.10	2/13/2014	12,173	678,158	—	—
	2/12/2010	1,466	4,395	—	40.52	2/12/2015
	2/16/2011	—	16,043	—	46.75	2/16/2016
Jacqueline C. Rast	2/16/2011	—	13,235	—	46.75	2/16/2016	7,765	432,572	—	—

(1)
Stock options are granted at an exercise price equal to the fair value of CH2M HILL's common stock at the date of grant. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

(2)
Vesting dates for the restricted stock are as follows: Mr. McIntire's 19,435 shares vest on 2/12/2013, 5,882 shares vest on 2/16/2014 and 10,000 shares vest on 5/7/2016; Mr. Lucki's 7,170 shares vest on 11/12/2012, 7,170 shares vest on 11/12/2013 and 2,941 shares vest on 2/16/2014; Mr. Card's 8,144 shares vest on 2/12/2013, 40,000 shares vest on 2/10/2018 and 2,471 shares vest on 2/16/2014; Mr. McKelvy's 7,033 shares vest on 2/2/2013, 2,140 shares vest on 2/16/2014 and 3,000 shares vest on 3/9/2024; Ms. Rast's 3,123 shares vest on 2/12/2013, 1,877 shares vest on 2/17/2013, 1,765 shares vest on 2/16/2014 and 1,000 shares vest on 8/27/2026.

(3)
Market value is calculated based on the fair value of the Company's stock at December 31, 2011.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Lee A. McIntire	69,299	1,640,688	8,245	383,310
Michael A. Lucki	—	—	7,170	399,440
Robert G. Card	—	—	26,709	1,248,646
Michael E. McKelvy	9,750	255,465	—	—
Jacqueline C. Rast	—	—	—	—

(1)
Represents the difference between the exercise price and the fair value of the common stock on the date of exercise. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

(2)
Represents the number of shares vested times the fair value of our common stock on the date the shares vest. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

PENSION BENEFITS AS OF DECEMBER 31, 2011

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert G. Card	CH2M HILL Pension Plan (Defined Benefit Plan)	19	121,584	—
Jacqueline C. Rast	CH2M HILL Pension Plan (Defined Benefit Plan)	6	12,493	—

(1)
Amounts shown reflect the actuarial present value of the named executive officer's benefits under all pension plans established by CH2M HILL determined using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2011 consolidated financial statements.

        Each of Mr. Card and Ms. Rast is a participant in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to one percent of the average highest base compensation over the last five years (up to $150,000) for each participants inception in the plan through 1991, multiplied by years of credited benefit service prior to 1992, plus one percent of each year's base compensation (up to $150,000) for each year of credited benefit service from January 1, 1992 through December 31, 1993. CH2M HILL Pension Plan benefits were frozen as of December 31, 1993.

        Messrs. McIntire, Lucki, and McKelvy are not participants in a company sponsored pension plan.

NON-QUALIFIED DEFERRED COMPENSATION AS OF DECEMBER 31, 2011

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution During Year ($)	Registrant Contribution During Year ($)(1)(2)	Aggregate Earnings During Year ($)(3)	Aggregate Withdrawals/ Distributions During Year ($)	Aggregate Balance at End of Year ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Lee A. McIntire	3,504,480	45,144	1,746,309	115,704	—	5,411,637
Michael A. Lucki	—	16,104	169,708	(1,510)	—	184,302
Robert G. Card	1,547,623	17,556	477,388	103,638	—	2,146,205
Michael E. McKelvy	596,905	13,464	328,691	62,086	—	1,001,147
Jacqueline C. Rast	681,461	8,844	251,014	(1,074)	—	940,245

(1)
Vested portion of company contributions in this column are also reported as compensation in column (i) of the Summary Compensation Table.

(2)
Effective January 1, 2009, CH2M HILL amended and restated the Deferred Compensation Retirement Plan to form the SERRP. The SERRP is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act. Under this plan, each participant's account consists of various contributions made to the account by CH2M HILL on behalf of the participant.

(3)
Aggregate earnings are not included in the Summary Compensation table because the earnings are not above market or preferential in nature.

(4)
Vested balances are as follows: Mr. McIntire—$1,174,206; Mr. Lucki—$46,153; Mr. Card—$1,525,440; Mr. McKelvy—$425,522; Ms. Rast—$504,020.

        Messrs. Card, Lucki, McIntire and McKelvy and Ms. Rast are participants in the Deferred Compensation Plan (DCP) and received company contributions. CH2M HILL contributed 5.28% of 2011 base pay in excess of the IRS limitation on compensation for qualified plans, which during 2011 was $245,000, as well as 5.28% of 2010 Annual Incentive Plan (AIP) awards (earned in 2010 and paid in 2011). If the executive officers deferred a portion of their own 2011 base salary and 2010 AIP awards equal to the company contributions described above, CH2M HILL matched these contributions for a total of 10.56% of 2011 base pay in excess of the IRS limitation on compensation for qualified plans and 10.56% of 2010 AIP awards. CH2M HILL may also make additional discretionary company contributions into the Plan.

        Participants are 100% vested at all times on deferrals and earnings on deferrals. Company contributions to the DCP made prior to January 1, 2011, and the earnings thereon, become 100% vested after the earlier of: (a) completion of six years of vesting service, (b) attainment of age 65, or (c) attainment of age 55 and completion of five years of vesting service. Prior to completion of any of the above events, company contributions made prior to January 1, 2011 vest according to the schedule below:

Years of Vesting Service	Vested %
Less than 2 years	0%
More than 2 but less than 3 years	20%
More than 3 but less than 4 years	40%
More than 4 but less than 5 years	60%
More than 5 but less than 6 years	80%
6 or more years	100%

Company contributions made after January 1, 2011 vest when the employee qualifies for retirement or as otherwise determined by the Compensation Committee.

        The CH2M HILL Deferred Compensation Plan serves two purposes. It allows CH2M HILL the opportunity to provide a company match for compensation deferrals made by highly compensated employees whose 401(k) Plan contributions are limited by the Employee Retirement Income Security Act. It is also used by CH2M HILL to provide additional retirement benefits for certain of its senior executives at levels to be determined from time-to-time by the Board of Directors. The deferred compensation plans have several hypothetical investment options that a participant may choose to invest the cash portion of their deferred compensation. Each hypothetical investment option is based on an investment fund that is similar to the 401(k) Plan. All deferrals of common stock must remain invested in common stock and are distributed in common stock. While the Deferred Compensation Plan remains unfunded, a trust was established in 1999 to provide a source of funds to pay deferred compensation liabilities. All company contributions and participant deferrals are deposited into the trust. Participants can choose to start distributions upon retirement from CH2M HILL, or a date elected by the participant. Participants can choose payment in either a lump sum or through an annual distribution over five, ten or fifteen years.

Potential Payments Under Change of Control Agreements as of December 31, 2011

        Had a change in control occurred on the last day of fiscal 2011 and had their employment been terminated twenty four months after such change in control, the named executive officers would have been eligible to receive the payments set forth in the table below.

Name	Salary & Bonus ($)	Immediate Vesting of Stock Options & Restricted Stock ($)(1)	Immediate Vesting of Retirement Benefits(2)	Benefits ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Lee A. McIntire	6,894,874	2,676,534	3,828,246	43,944	13,443,598
Michael A. Lucki	2,965,870	1,160,383	138,149	36,648	4,301,050
Robert G. Card	3,108,170	3,186,133	971,999	43,944	7,310,246
Michael E. McKelvy	2,694,165	1,011,713	575,625	43,944	4,325,447
Jacqueline C. Rast	2,233,043	703,858	436,226	14,832	3,387,959

(1)
Accelerated vesting of restricted stock was determined by utilizing the fair value of CH2M HILL stock on December 31, 2011.

(2)
Represents vesting of company contributions to the deferred compensation plans.

(3)
Benefits relate to premiums for continuation of medical and dental coverage.

 DIRECTOR COMPENSATION

        Our non-employee directors compensation is reviewed by an independent compensation consultant at least on a bi-annual basis for competitiveness and appropriateness to peer and industry practices. Non-employee directors' compensation includes an annual retainer of $60,000. The chairperson of the Audit Committee will be paid an additional annual retainer of $12,500. Each chairperson of the Compensation, Governance and Risk Committees will be paid an additional annual retainer of $8,500.

        Non-employee directors who are members of a Board committee will receive an additional annual fee of $5,000 for each Committee on which they serve. Further, each non-employee director receives a restricted stock award equal to $95,000 which cliff vests at the end of one year from the date of grant. The lead non-employee director receives an additional annual retainer of $17,500. We may, at our discretion, award cash and stock bonuses to non-employee directors from time to time.

        Our employee directors do not receive additional compensation for their Board service. All of our directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings and for their service on our Board. The following table details the non-employee director compensation for the year ended December 31, 2011 and includes any individual who served as a non-employee director during 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($(2))	Total ($)
(a)	(b)	(c)	(g)	(h)
Jerry D. Geist	101,375	95,000	—	196,375
Charles "Chad" O. Holliday, Jr.	82,625	95,000	—	177,625
Georgia R. Nelson	82,625	95,000	—	177,625
David B. Price	—	—	177,466	177,466
Barry L. Williams	88,125	95,000	—	183,125

(1)
Restricted stock awards were granted on May 5, 2011, with a vest date of May 5, 2012. Compensation amounts were calculated in accordance with U.S. GAAP for awards issued pursuant to the CH2M HILL Companies, Ltd. Restricted Stock Policy and Administration Plan. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant.

(2)
David Price received a cash payment in March of 2011 in appreciation of his years of service on the CH2M HILL Board of Directors.

        Our Board believes that its members should be long term stockholders of CH2M HILL and has adopted a policy requiring each non-employee director within five years of election and for the duration of his or her tenure to hold CH2M HILL equity in an amount equal to at least four times the annual retainer.

PROPOSAL 2. APPROVAL OF AMENDED AND RESTATED 2009 STOCK OPTION PLAN

Description of Amended and Restated 2009 Stock Option Plan

        On September 15, 2011, the Board of Directors of CH2M HILL adopted, subject to stockholder approval, the CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan (the "Stock Option Plan"), which replaces and supersedes in its entirety CH2M HILL's 2009 Stock Option Plan.

        The Stock Option Plan provides for the grant of stock options to employees of CH2M HILL and its affiliates. Directors of and consultants to CH2M HILL and its affiliates are also eligible to receive non-qualified options under the Stock Option Plan. The purpose of the Stock Option Plan is to further the growth and development of CH2M HILL by affording an opportunity for stock ownership to employees, directors, and eligible consultants to CH2M HILL who are responsible for management and growth of CH2M HILL's business or who are involved in project and other endeavors significant to CH2M HILL's success. If approved by our stockholders, the Stock Option Plan will be effective as of May 7, 2012, the date of the Annual Meeting of Stockholders.

        Our Board of Directors approved the amendment and restatement of the Stock Option Plan to:

  (1)
  increase the number of shares reserved for issuance under the Stock Option Plan from 3 million to 5.5 million;

  (2)
  provide that a Company affiliate means an entity that CH2M HILL owns 20% of, directly or indirectly;

  (3)
  provide that post termination exercise periods will be set forth in individual award agreements;

  (4)
  provide that the definition of retirement under the Stock Option Plan means the termination of employment or significant reduction in hours on or after age 55 (with the sum of age and years of service equaling at least 65);

  (5)
  provide for termination of the Stock Option Plan on May 7, 2022;

  (6)
  provide that the Board may delegate authority to administer the Stock Option Plan in accordance with Section 157 of Delaware General Corporation Law;

  (7)
  prohibit net share counting;

  (8)
  provide that the maximum number of shares underlying options that may be granted in any year to any one person shall be 625,000 shares;

  (9)
  include share withholding as a method of paying the option purchase price and to pay withholding tax obligations; and

  (10)
  provide that governing law is Delaware.

        The stockholders are being asked to vote to approve the following resolution:

        "RESOLVED, that the stockholders approve the CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan."

        CH2M HILL's Board of Directors believes the Stock Option Plan is in the best interests of CH2M HILL and its stockholders and is important in order to help assure the ability of CH2M HILL to continue to recruit and retain highly qualified employees. Members of the Board of Directors are eligible to participate in the Stock Option Plan. A summary of the Stock Option Plan is set forth below. This summary is qualified in its entirety by the more detailed terms and conditions of the Stock Option Plan, a copy of which is attached as Appendix A to this Proxy Statement.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the CH2M HILL Amended and Restated 2009 Stock Option Plan.

Why are we asking the stockholders to approve the Stock Option Plan?

        Approving the Stock Option Plan will permit CH2M HILL to grant "incentive" stock options under the plan.

Who administers the Stock Option Plan?

        With respect to most participants, the Board of Directors of CH2M HILL has appointed the Compensation Committee to administer the Stock Option Plan. The Compensation Committee decides which of our eligible participants will be granted options to buy common stock under the Stock Option Plan. The Compensation Committee also determines all of the terms and conditions of each stock option granted under the Stock Option Plan, such as:

  •
  The manner in which the stock option may be exercised;

  •
  Whether there are conditions that must be met before the stock option may be exercised;

  •
  The exercise price that must be paid in order to buy common stock upon exercise of each stock option; and

  •
  When the stock option becomes vested and may be exercised.

        We intend to grant stock options at the fair market value of the common stock on the day that a stock option is granted, which is the price for the common stock in effect at the time of the grant. Under the terms of the Stock Option Plan the exercise price of a stock option cannot be less than 100% of the fair market value of the common stock on the day that the stock option is granted. The Stock Option Plan permits the issuance of both "incentive" and "nonqualified" stock options. The Compensation Committee is not required to provide the same terms and conditions in each stock option agreement. Stock options granted to different participants or at different times may contain different terms and conditions, including different exercise prices.

What are the material features of the Stock Option Plan?

        Under the Stock Option Plan, CH2M HILL would have an additional 2,500,000 stock options, for a total of 5,500,000 stock options that could be granted to CH2M HILL employees, directors and consultants, plus any currently outstanding options granted under prior plans that are cancelled, expire or for any other reason cease to be exercisable. Shares of stock for option grantees to buy should they elect to exercise their stock options may consist of authorized by unissued stock or treasury stock of the CH2M HILL. Those individuals who receive options are entitled to exercise their options to the extent their options are vested. The vesting schedule is determined by the Compensation Committee (the Stock Option Plan permits options to be in effect for no more than ten years). The number of shares available for issuance under the Stock Option Plan shall not be increased by the number of shares (1) withheld in connection with the purchase of shares upon exercise of an option or (2) deducted or delivered from payment of an award in connection with CH2M HILL's tax withholding obligations.

Who is eligible to participate in the Stock Option Plan?

        The Stock Option Plan provides that options may be granted to those employees, directors and eligible consultants who are responsible for the conduct and management of CH2M HILL's business or who are involved in endeavors significant to the success of CH2M HILL and who are selected by the Compensation Committee in its sole discretion. CH2M HILL currently considers certain of its employees and consultants to be eligible for the grant of options under the Stock Option Plan. As of March 9, 2012, there were approximately 2,350 eligible individuals.

What does "grant of an option" mean?

        A grant of an option gives the participant the right to purchase (or exercise) one or more shares of common stock of CH2M HILL for the price stated in the stock option agreement. A participant who receives options usually has to earn them over time by staying with CH2M HILL. A participant may not exercise an option until it is vested. In addition to vesting provisions, other restrictions on exercise may be contained in the stock option agreement. For example, although it has not done so to date, the Compensation Committee may provide in the grant of a stock option that the stock option can be exercised only upon achievement of stated performance metrics.

How is a stock option exercised?

        If the Compensation Committee grants a stock option to a participant, the participant may exercise the stock option after all conditions described in the stock option agreement, including vesting, have been met and before the stock option expires. The participant may exercise a stock option by following the procedures for exercise described in the stock option agreement. These procedures include providing written notice of exercise to CH2M HILL, paying the exercise price, and paying any amount required for federal, state, or local income tax withholding as a result of the participant's exercise of the stock option. The procedures may also include other requirements imposed by the Compensation Committee from time to time.

How is payment for the stock made?

        Payment for shares of common stock bought pursuant to the exercise of a stock option may be made in cash or a personal check payable to CH2M HILL. Payment for stock option exercises may also be made by tendering to CH2M HILL shares of common stock already owned by the participant or through withholding of shares otherwise issuable. Payment may also be made in a combination of cash and a personal check.

When does a stock option expire?

        A stock option granted to a participant may not be exercised after the stock option expires. A stock option expires on the expiration date set forth in the stock option agreement. Following a termination of employment the participant will be able to exercise the stock options to the extent that the stock option agreement permits the participant to exercise the stock options. A participant may work for an affiliate of CH2M HILL that becomes ineligible to participate in the stock option plan. For example, an affiliate may become ineligible to participate because CH2M HILL's interest in the affiliate is sold. The participant will be considered to have terminated employment with us on the day that the affiliate becomes ineligible to participate in the Stock Option Plan. The participant will be able to exercise the stock options to the extent that the stock option agreement permits the participant to exercise the stock options following an involuntary termination of employment.

What is the maximum amount of shares which may be purchased under the Stock Option Plan?

        The Stock Option Plan authorizes the Compensation Committee to grant up to a total of 5,500,000 stock options for purchase of shares of common stock, plus any currently outstanding options granted under prior plans that are cancelled, expire or for any other reason cease to be exercisable. The maximum number of shares that may be granted in any year to any one person is 25% of the incremental number of shares available for grant under the Stock Option Plan (i.e., 625,000 shares).

Are the restrictions contained in the articles of incorporation and bylaws of CH2M HILL applicable to common stock purchased under the Stock Option Plan?

        Yes. All shares of common stock purchased under the Stock Option Plan will be subject to the restrictions on common stock contained in CH2M HILL's articles of incorporation and bylaws.

Are the options granted transferable?

        Option awards are not transferable except by will or pursuant to the laws of descent and distribution.

How is the new Stock Option Plan different from the 2009 Stock Option Plan?

        The Stock Option Plan submitted for stockholder approval as part of these proxy materials is very similar to the option plan adopted by the shareholders in 2008 (the "2009 Stock Option Plan"). Under the 2009 Stock Option Plan, CH2M HILL reserved 3,000,000 shares of common stock for options to be awarded under that plan. Most of these options have been granted to stockholders. Additional shares need to be reserved under the new Stock Option Plan and the Stock Option Plan must be approved by our stockholders in order for CH2M HILL's option program to continue. Under the Stock Option Plan, an additional 2,500,000 shares of common stock are being reserved for future option grants under the Stock Option Plan. Other changes have been made to amend definitions of Stock Option Plan terms, to provide that certain provisions will be specified in individual award agreements instead of the Stock Option Plan, to extend the term of the Stock Option Plan, to prohibit net share counting, to allow net exercise as a payment method for option exercises and withholding obligations, to provide for delegation of Board authority to the extent permitted under Delaware law, and to provide for specified share limits in connection with Section 162(m) of the Code.

Can CH2M HILL amend or terminate the Stock Option Plan?

        The Board of Directors may amend or terminate the Stock Option Plan at any time. Any amendment or termination of the Stock Option Plan will not change the terms of any stock option agreement already in place at the time of such amendment or termination unless the participant agrees to such change. The following changes may not be made by the Board of Directors without stockholder approval:

  •
  Increasing the number of shares of common stock available under the Stock Option Plan;

  •
  Reducing the minimum price at which stock options may be granted under the Stock Option Plan; and

  •
  Materially modifying the requirements as to eligibility for receipt of incentive stock options under the Stock Option Plan.

        The Stock Option Plan will terminate on May 7, 2022. No stock options will be granted under the Stock Option Plan after that date. Any stock option agreement already in place on May 7, 2022, will remain in effect until the stock options covered by that stock option agreement are exercised or expire.

What happens to stock options in the event of a corporate reorganization, sale of assets, or change in control?

        If there is a stock split, a stock dividend, a recapitalization, or a similar transaction that changes the number of outstanding shares of CH2M HILL's common stock without receipt of payment by CH2M HILL, the Compensation Committee will adjust the number of shares of common stock that may be bought under outstanding stock options and the exercise price that must be paid to buy shares of common stock under outstanding stock options, in order to reflect the change in the common stock.

        If CH2M HILL is merged with or consolidated with another corporation and is not the surviving corporation, or if all or substantially all of its assets are acquired by another entity, or if it is liquidated or reorganized (a "reorganization event"), outstanding options will be substituted, or CH2M HILL may provide that all unexercised options must be exercised within a specified number of days or such options will terminate. The Compensation Committee may in its sole discretion accelerate the exercise dates of outstanding options in connection with any reorganization event which does not also result in a change in control (as defined below). The Compensation Committee may also cancel any outstanding awards of options, and pay or deliver to the holder an amount in cash or securities having a value equal to the product of the number of shares subject to such options multiplied by the amount, if any, by which the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds the option price applicable to such option.

        Upon the occurrence of a change in control event, all outstanding options will become 100% vested and may be exercised immediately, even if the conditions on exercise stated in the stock option agreement have not been met. A change in control is defined as any of the following events:

  •
  Any one person, or more than one person acting as a group, acquires ownership of stock of CH2M HILL Companies, Ltd. that represents 30% or more of the total voting power of CH2M HILL Companies, Ltd. stock;

  •
  A majority of members of the Board of Directors is replaced during any 12 months period by directors whose appointment is not endorsed by the majority of the members of the Board prior to the date of the appointment or election;

  •
  Any one person, or more than one person acting as a group, acquires ownership of all or substantially all of the assets of CH2M HILL Companies, Ltd.; and

  •
  The stockholders of CH2M HILL Companies, Ltd. approve a plan of liquidation or dissolution of CH2M HILL and such transaction is consummated.

What if the Stock Option Plan is not approved by the stockholders?

        If the Stock Option Plan is not approved by the requisite vote of the stockholders, the 2009 Stock Option Plan as it existed prior to the amendment and restatement will continue. CH2M HILL has approximately 1,226,819 shares of common stock left that are reserved under the 2009 Stock Option Plan for option grants. If the Stock Option Plan is not approved by the stockholders, once the shares available under the 2009 Stock Option Plan reserve are exhausted, we will be unable to grant new options and our stock option incentive program would have to be terminated.

What are the Federal income tax consequences of the grant and exercise of options?

        This summary of the material federal income tax consequences of the grant and exercise of stock options under the Stock Option Plan does not address every federal income tax issue that may arise and does not address foreign, state or local tax issues, which may be significant. Each holder of stock options granted under the Stock Option Plan should consider obtaining professional tax advice with respect to the tax impact of their stock options.

        Nonqualified Stock Options.    There are no income tax consequences to the participant or to CH2M HILL when the nonqualified stock option is granted.

Exercise of Nonqualified Stock Options with Cash or Withholding Shares Issuable on Exercise

        When a nonqualified stock option is exercised with cash or by withholding shares issuable on exercise of the stock option, in general, the participant recognizes compensation, subject to tax withholding, equal to the excess of the fair market value of common stock on the date of exercise over the exercise price. CH2M HILL is generally entitled to a deduction equal to the compensation recognized by the participant.

        If common stock bought through the exercise of a stock option is later sold or exchanged, then the difference between the sale price and the fair market value of the common stock on the date of exercise will be recognized as gain or loss to the seller. If the common stock is a capital asset in the seller's hands, the gain or loss on the sale will be long term or short term capital gain or loss, depending on the holding period for the common stock at the time of sale.

Exercise of Nonqualified Stock Options with Shares of Common Stock

        If payment of the exercise price under a stock option is made by surrendering previously owned mature shares of common stock, no gain or loss will be recognized as a result of exchanging shares for an equal number of shares available through the exercise of nonqualified stock options. However, any additional shares received will be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise. CH2M HILL is generally entitled to a deduction equal to the compensation recognized by the participant.

        Incentive Stock Options.    The tax consequences for the grant and exercise of incentive stock options are different from tax consequences for the grant and exercise of nonqualified options. Although the Stock Option Plan allows us to grant incentive stock options, management at present does not plan to grant such options. Incentive stock options have been included in the Stock Option Plan document to preserve flexibility for management to grant such incentives in the future. If management decides to grant incentive stock options, it will communicate the tax consequences of the grant and exercise of such options to the recipients.

        Code Section 409A.    Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in Section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of Section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to Section 409A. We expect to administer the Stock Option Plan with the intention that options will qualify for an exemption from Section 409A of the Code.

 PROPOSAL 3. APPROVAL OF MATERIAL TERMS OF EXECUTIVE INCENTIVE COMPENSATION

        As discussed in the Compensation Discussion & Analysis section of this proxy statement, CH2M HILL has a pay-for-performance philosophy that seeks to link the interests of executives with those of our shareholders. Accordingly, performance-based incentives represent an important element of the compensation paid to our executive officers and other employees. This proposal seeks stockholder approval necessary to enable CH2M HILL to be eligible to deduct for federal income tax purposes certain performance-based compensation that may be paid to its covered executive officers (the chief executive officer and the three other most highly compensated officers (other than the chief financial officer)), as determined in accordance with the applicable rules under the Exchange Act.

Summary of Proposal

        CH2M HILL's stockholders are being asked to vote to approve the material terms for payment of performance-based compensation. This will constitute approval of (1) performance measures pursuant to which CH2M HILL may make performance-based awards, (2) the persons eligible to receive performance-based compensation and (3) the maximum amount that may be paid to any such eligible persons. This approval will permit the compensation paid to CH2M HILL's covered executive officers upon achievement of goals under one or more of the performance measures to constitute "qualified performance-based compensation" for purposes of section 162(m) of the Internal Revenue Code, as amended ("section 162(m)"), and thereby enable CH2M HILL to deduct such compensation for federal income tax purposes.

        The Board unanimously approved the material terms for payment of performance-based compensation on February 9, 2012 and believes that the material terms are in the best interests of CH2M HILL and its stockholders. The material terms will become effective upon stockholder approval of this proposal at the annual meeting. The persons eligible to receive performance-based compensation pursuant to the achievement of performance measures are officers and other salaried employees, including employees who are also directors, of CH2M HILL or any of its subsidiaries.

Effect of Failure to Receive Stockholder Approval

        If stockholders do not approve this proposal, the materials terms will not become effective. In this event, while performance-based awards could still be granted, CH2M HILL would not be able to deduct compensation in excess of $1 million to covered executive officers for federal income tax purposes.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-held corporation to its covered executive officers, as determined in accordance with the applicable rules under the Exchange Act. However, under section 162(m) there is no limitation on the deductibility of "qualified performance-based compensation." Qualified performance-based compensation must be paid solely on the basis of the attainment of one or more objective performance goals established in writing by the Compensation Committee while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the company as a whole, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount.

        Payment of a cash or stock-based incentive to the covered officers intended to satisfy the requirements for qualified performance-based compensation will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for the covered officers for each performance period. Performance goals will be based on one or more of the following business criteria:

  (1)
  Total stockholder return;

  (2)
  Net income;

  (3)
  Pretax earnings;

  (4)
  Earnings before interest expense, taxes, depreciation and amortization;

  (5)
  Adjusted pretax operating earnings;

  (6)
  Operating margin;

  (7)
  Earnings per share;

  (8)
  Return on equity;

  (9)
  Return on capital;

  (10)
  Return on investment;

  (11)
  Operating earnings;

  (12)
  Working capital;

  (13)
  Ratio of debt to stockholders' equity;

  (14)
  Revenue; and

  (15)
  Gross margin backlog.

        The maximum annual incentive or other cash award that may be earned in a calendar year by a covered executive officer shall be $3,500,000. The maximum performance award or other cash award that may be earned in a performance period greater than a calendar year by a covered executive officer shall be $7,000,000. The maximum incentive stock-based award (other than options) that may be earned in a calendar year by a covered executive officer shall be 500,000 shares. The maximum incentive stock-based award (other than options) that may be earned in a performance period greater than a calendar year by a covered executive officer shall be 1,000,000 shares. The maximum amount of options that may be earned in a calendar year by a covered executive officer shall be 625,000. The maximum amount of options that may be earned in a performance period greater than a calendar year by a covered executive officer shall be 625,000.

        It is the Compensation Committee's policy to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with CH2M HILL's overall objectives in attracting, motivating and retaining its executives. The Compensation Committee from time to time may approve payment of discretionary annual incentive compensation based on business criteria other than the foregoing performance goals. Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under section 162(m).

        Payment of incentive compensation for 2012 to the covered executive officers will be subject to stockholder approval of the material terms for payment of incentive compensation and to attainment of one or more of the performance goals described above. The incentive compensation that would have been payable in the last year or that would be payable in the future based on such performance goals cannot be determined, because the payment of such compensation would be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on CH2M HILL's performance for the applicable performance period, and the actual incentive compensation paid the covered executive officer may reflect exercise of the Compensation Committee's discretion to reduce the incentive compensation otherwise payable upon attainment of the performance goal.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the foregoing material terms for payment of incentive compensation to eligible persons.

 AUDIT COMMITTEE REPORT

Report of the Audit Committee

        We have reviewed and discussed with management CH2M HILL's financial reporting process, including the system of internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. CH2M HILL's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.

        We have reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2011. We have reviewed and discussed with management and the independent auditors the review of our financial reporting and internal controls undertaken in connection with certifications by our Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of our filings with the Securities and Exchange Commission. We also reviewed and discussed other matters as deemed appropriate, involving our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission. Additionally, we have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with us concerning independence, and have discussed with the auditors their independence from CH2M HILL and its management. We also have considered whether the independent auditors' provision of other non-audit services to CH2M HILL is compatible with the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Committee:
Barry L. Williams, Chairman
Jerry D. Geist
Charles O. Holliday, Jr.
Georgia R. Nelson

 INDEPENDENT AUDITORS

        The following table presents fees for services rendered by our independent auditors, KPMG LLP, during the years ended December 31 (in thousands):

	2011	2010
Audit fees(1)	$2,794	$2,640
Audit related fees(2)	130	164

Audit and audit related fees	2,924	2,804
Tax fees(3)	3,528	2,785

Total fees	$6,452	$5,589

(1)
Audit fees include the annual audit of the consolidated financial statements, audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, statutory and audits of subsidiaries, review of technical accounting and SEC issues, and accounting consultations.

(2)
Audit related fees include benefit plan services and audits, accounting consultation on proposed transactions and project restructurings, acquisition related fees, and government audits.

(3)
Tax fees consist of fees for domestic and international tax consultation, tax compliance services as well as tax preparation services for expatriate employees in non-financial reporting oversight roles, and compensation and benefits consulting, and local country compliance and consulting.

        The Audit Committee has a policy on pre-approval of services of our independent auditors. The policy provides that all audit and non-audit services performed by our independent auditors regarding CH2M HILL and its subsidiaries and affiliates shall be pre-approved by the Audit Committee at its regularly scheduled meetings. The Audit Committee designated its Chairman, Barry L. Williams, to act in its stead in those rare instances when approval of such services must be considered between regularly scheduled meetings.

        All of the services in 2011 and 2010 under the categories described above have been approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed KPMG LLP to audit the consolidated financial statements of CH2M HILL for the year ending December 31, 2012 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of appointment of independent auditors.

PROPOSAL 5. OTHER BUSINESS

        In addition to the proposals described above, stockholders may be asked to transact other business that may properly come before the Annual Meeting and any postponements or adjournments. Management knows of no other matters to be brought before the Annual Meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

 ADDITIONAL INFORMATION

Advance Notice Procedures

        Under CH2M HILL's Bylaws, no business (including nominations for director) may be brought before an annual meeting by a stockholder unless written notice is delivered to CH2M HILL's Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2013 annual meeting, between January 7, 2013 and February 6, 2013. However, if the 2013 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 7, 2013 (the first anniversary of the 2012 Annual Meeting), then such notice must be received not earlier than the 120th day and not later than the later of the 90th day prior to the date of the 2013 annual meeting or the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting is first made by CH2M HILL.

        If a stockholder wishing to bring such a proposal does not provide notice of the proposal to the Corporate Secretary within the time period specified in our bylaws, the chairman of the meeting shall have the power to declare that the proposed business will not be transacted at the 2012 Annual Meeting. These requirements are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement. Any notices should be sent to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, CO 80112.

Submission of Stockholder Proposals for the 2013 Annual Meeting

        Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2013 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by CH2M HILL's Secretary no later than December 10, 2012. Any proposals should be sent to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, CO 80112.

Annual Report

        A copy of our Annual Report for the year ended December 31, 2011, has been made available to you on or about March 26, 2012 with this Proxy Statement and is available at http://bnymellon/mobular.net/bnymellon/ch2m. Additional copies of the Annual Report and this Notice of Annual Meeting and Proxy Statement, and accompanying proxy card may be obtained from Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, at CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112.

        COPIES OF OUR FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO CH2M HILL, C/O MARGARET B. MCLEAN, SENIOR VICE PRESIDENT, CORPORATE SECRETARY AND CHIEF LEGAL OFFICER, 9191 SOUTH JAMAICA STREET, ENGLEWOOD, CO 80112 OR CALL (303) 771-0900. YOU CAN ALSO OBTAIN A COPY OF OUR FORM 10-K AND OTHER PERIODIC FILINGS AT THE CH2M HILL WEBSITE OR FROM THE SEC'S DATABASE AT WWW.SEC.GOV.

Appendix A

CH2M HILL COMPANIES, LTD.
AMENDED AND RESTATED 2009 STOCK OPTION PLAN

ARTICLE 1
INTRODUCTION

        1.1    Establishment.    CH2M HILL Companies, Ltd., a Delaware corporation, hereby amends and restates the CH2M HILL Companies, Ltd. 2009 Stock Option Plan (the "Plan") effective May 7, 2012. All stock options previously issued, and not yet exercised, under the 1999 Stock Option Plan and the 2004 Stock Option Plan (collectively, "Previous Plans") shall remain in full force and effect as provided under their respective Stock Option Agreements. All shares of common stock subject to stock options that may be forfeited under the Previous Plans after the effective date of this Plan shall roll into the Plan and be available for grant under this Plan in addition to shares of common stock reserved under this Plan.

        1.2    Purpose.    The purpose of the Plan is to further the growth and development of CH2M HILL Companies, Ltd. (the "Plan Sponsor") by affording an opportunity for stock ownership to Qualified Employees and Outside Directors of and consultants to the Company who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to the Company's success.

ARTICLE 2
DEFINITIONS

        2.1   "Affiliated Companies" means any corporation or other entity that is affiliated with the Plan Sponsor through stock or other equity ownership or otherwise which is designated by either the Committee or the Board as an entity whose Qualified Employees and Outside Directors may be selected to participate in the Plan. The Committee may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 50% of the entity. The Board, in its sole discretion, may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 20% of the entity if legitimate business reasons exist for such selection.

        2.2   "Board" means the Board of Directors of the Plan Sponsor.

        2.3   "Cause" shall mean a termination of affiliation with the Company on account of: (1) repeated refusal to obey written directions of the Board of Directors or a direct supervisor within the Company's organizational structure (so long as such directions do not involve illegal or immoral acts); (2) acts of substance abuse which are injurious to the Company; (3) fraud or dishonesty that is injurious to the Company; (4) commission of a criminal offense involving money or other property of the Company (excluding any traffic violations or similar violations); (5) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed or (6) repeated violations of the Company policies.

        2.4   CEO means Chief Executive Officer of CH2M HILL Companies, Ltd.

  2.5
  "Change of Control" shall have the meaning assigned to it by Article 8.

        2.6   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.7   "Committee" means the Compensation Committee of the Board empowered to take actions with respect to the administration of the Plan as described in Article 9.

        2.8   "Company" means the Plan Sponsor and the Affiliated Companies.

        2.9   "Employees" means those individuals who are employed by the Company or an Affiliated Company (including, without limitation, officers and directors who are also employees of the Company).

        2.10 "Executive Officer" means an "executive officer" as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

        2.11 "Fair Value" means the price per share of Stock in effect on that date denominated in United States dollars, as determined by the Board from time to time, on the date Fair Value is being determined, in accordance with Section 409A.

        2.12 "Incentive Stock Option" shall mean any option granted to a Participant under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code § 422.

        2.13 "Nonqualified Stock Option" shall mean any option granted to a Participant under the Plan which is not an Incentive Stock Option.

        2.14 "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

        2.15 "Option Agreement" shall mean the agreement specified in Section 4.2.

        2.16 "Option Holder" shall mean a Participant who is granted an Option under the Plan or other person who acquires the right to exercise an Option by bequest or inheritance.

        2.17 "Outside Director" shall mean a member of the board who is not an Employee.

        2.18 "Parent" shall mean a parent corporation of the Company as defined in Code § 424(e).

        2.19 "Participant" means a Qualified Employee or Outside Director designated by the Committee to participate in the Plan.

        2.20 "Plan" means the CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan as defined in Section 1.1.

        2.21 "Plan Sponsor" means CH2M HILL Companies, Ltd.

        2.22 "Previous Plans" means the CH2M HILL Companies, Ltd. 1999 Stock Option Plan and the 2004 Stock Option Plan as defined in Section 1.1.

        2.23 "Qualified Employees" means those employees and consultants who work for the Plan Sponsor or an Affiliated Company.

        2.24 "Retirement" means the termination of employment or significant reduction in hours by the Participant on or after age 55, if the sum of the Participant's age and years of service equals 65 or more.

        2.25 "Stock" means the common stock of the Plan Sponsor and any stock issued or issuable subsequent to the effective date of this Plan in substitution for the common stock.

        2.26 "Stock Administration Department" means a designated department or a group within the Company responsible for day to day administration activities in support of the Stock based programs within the Company.

ARTICLE 3
ELIGIBILITY

        The Committee, in its sole discretion, shall designate the Employees who are eligible to receive Incentive Stock Options and/or Nonqualified Stock Options under the Plan; provided, however, that the Committee may delegate this responsibility as provided for in Article 9. Outside Directors of and consultants to the Plan Sponsor and Affiliated Companies, who are not employees of the Company but who are involved in endeavors significant to the success of the Company, shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan.

ARTICLE 4
GRANT AND TERMS OF OPTIONS

        4.1    Grant of Options.

        The Committee may from time to time in its sole discretion determine which of the Participants should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, the dates on which such Options are to be granted and, except as otherwise provided by the Plan, all other terms and conditions relating to Options; subject to the delegation (for other than the Executive Officers and Outside Directors) as provided in Article 9.

        The terms and conditions of an Option granted under the Plan need not be identical to the terms and conditions of any other Option granted under the Plan. No employee may be granted Incentive Stock Options to the extent that the aggregate Fair Value (determined as of the time each Incentive Stock Option is granted) of the Stock with respect to which any such Incentive Stock Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Plan Sponsor and any Parent and Subsidiaries) would exceed $100,000. The maximum number of shares of Stock subject to Options that may be granted under the Plan in a calendar year to any person eligible for an award under Section 4.1 is 25% of the number of incremental shares available for grant under the plan as stated in section 7.1.

        4.2    Option Agreement.    Each Option granted under the Plan shall be evidenced by a written Option Agreement (or electronic equivalent) setting forth the terms upon which the Option is granted. Each Option Agreement shall, among other things, designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options) and shall state the number of shares of Stock, as designated by the Committee, to which that Option pertains. More than one Option may be granted to a Participant.

        4.3    Option Price.    The Option price per share of Stock under each Option shall be determined by the Committee and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the Fair Value (determined as of the day the Option is granted) of the shares to the Option.

        4.4    Duration of Options.    Each Option shall be of a duration as specified in the Option Agreement. However, no Option term shall be more than ten (10) years from the date on which the Option is granted, and may terminate earlier as specified in the Option Agreement.

        4.5    Employees, Directors, and Consultants Based Outside the U.S.    With respect to Options granted to Participants who are based outside of the United States, the Committee shall have complete discretion to define all terms and conditions of Options granted to such Participants, to modify and amend such Options as may be necessary or appropriate to comply with the laws and regulations of foreign jurisdictions, and to establish subplans and modified procedures with respect to the grant and exercise of such Options. Notwithstanding the provisions of Sections 4.3 and 4.4, the Committee may in its discretion grant Options to Participants (other than Executive Officers) who are based outside of the United States that have a Stock price that is less than 100% of the Fair Value (determined as of the day the Option is granted) of the shares subject to the Options or that have a term of more than ten years from the date on which the Options are granted, or both.

        4.6    Additional Limitations on Grant.    No Incentive Stock Option shall be granted to a Qualified Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code § 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Plan Sponsor or of any Parent or subsidiary corporation of the Company as defined in Code § 424(f), unless the option price of such Incentive Stock Option is at least 110% of the Fair Value (determined as of the day the Incentive Stock Option is granted) of the Stock subject to the Incentive Stock Option, and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

        4.7    Other Terms and Conditions.

        (a)   The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Option Holder's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee or the occurrence of certain events specified by the Committee.

        (b)   Notwithstanding any vesting requirements contained in any Option Agreement, all outstanding Options shall become immediately exercisable in full upon the occurrence of a Change in Control.

        (c)   The Committee may specify the period, if any after which an Option may be exercised following termination of the Option Holder's services. If the Committee does not otherwise specify, the following shall apply.

        4.8    Termination of Affiliation.

        (a)    Retirement.    Upon the Retirement of an Option Holder, the Option Holder may, exercise the Option to the extent the Option Holder was entitled to do so on the date of Retirement within the time period provided in the Option Agreement. Any Options not exercisable as of the date of Retirement and any Options or portions of Options of retired Option Holders not exercised pursuant to this Section 4.7(a) shall terminate.

        (b)    Death.    If an Option Holder dies while affiliated with the Company or within a period specified in the Option Agreement after a termination or Retirement pursuant to Section 4.7(a), the Participant's beneficiary may exercise the Option at any time within the time period provided in the Option Agreement (but before the expiration date of the Option if earlier), to the extent the Option Holder was entitled to do so on the Option Holder's date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Option Holders not exercised pursuant to this Section 4.7(b) shall terminate.

        (c)    Disability.    Upon termination of an Option Holder's affiliation with the Company by reason of the Option Holder's disability (within the meaning of Code § 22(e)(3)), the Option Holder may exercise the Option at any time within the time period provided in the Option Agreement (but before the expiration date of the Option, if earlier), to the extent the Option Holder was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Option Holders not exercised pursuant to this Section 4.7(c) shall terminate.

        (d)    Other Terminations.    Options granted to the Option Holder shall terminate immediately upon termination of an Option Holder's affiliation with the Company under circumstances other than those set forth in Sections 4.7(a), (b), or (c), including, without limitation, a termination for Cause and a voluntary termination on the part of the Option Holder other than Retirement.

        (e)    Definition of Termination of Affiliation.    For purposes of any Nonqualified Stock Option granted under this Plan, an Option Holder's affiliation with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer an Qualified Employee or Outside Director of the Company. For purposes of any Incentive Stock Option granted under this Plan, an Option Holder's employment with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer employed by the Company.

        (f)    Special Rule for Nonqualified Stock Options.    The Committee may, in its sole discretion, provide in an Option Agreement or otherwise that, upon termination of an Option Holder's affiliation with the Company, one or more Nonqualified Stock Options held by the Option Holder may be exercised at such time and subject to such conditions as the Committee, in its sole discretion, may designate.

        4.9    Loss of Affiliated Company Status.    If an Affiliated Company loses its status as an Affiliated Company, all Options held by Participants associated with the former Affiliated Company shall become fully vested (exercisable in full) immediately. Participants associated with the former Affiliated Company shall be deemed to have been involuntarily terminated with the Company pursuant to Section 4.8(a).

ARTICLE 5
EXERCISE OF OPTIONS

        5.1    Manner of Exercise.    Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Stock Administration Department of the Company (or successor equivalent). The notice to exercise shall specify the number of shares of Stock to be purchased and shall be accompanied by all of the following: (a) payment in full to the Company of the purchase price of the shares to be purchased; (b) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability that the Company or any other entity may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; (c) a representation letter if required by the Company pursuant to Section 6.2 of this Plan, and (d) evidence of the clearance of the Executive Officers' Option exercise pursuant to Section 6.4 of this Plan. An Option shall be considered to be exercised on the date that an Option Holder is so notified by the Stock Administration Department (or successor equivalent).

        5.2    Payment of Purchase Price.    Payment for shares shall be in the form of either: (a) cash; or (b) a personal check to the order of the Company; (c) a combination of cash and a personal check; (d) unless the Committee, in its discretion, provides otherwise, all or part of the payment for shares may be made by tendering to the Company whole or fractional shares of Stock owned by the Option Holder; and (e) unless the Committee, in its discretion, provides otherwise, by tendering the number of shares to be received as a result of the option exercise equal (called, cashless exercise) to the option purchase price on the date of exercise by using the Fair Value of Stock in determining how many shares to be tendered. The Fair Value on the date of exercise of any whole shares of Stock tendered by the Option Holder for payment shall be credited against the purchase price. If shares of Stock owned (or to be owned, in the case of the cashless exercise) by the Option Holder are used to pay all or part of the purchase price, such shares shall be evidenced by a written attestation of ownership of shares signed by the Option Holder.

        5.3    Withholding Taxes.    The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to the Option Holder any federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such exercise, the Participant shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Option Holder may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the

Participant or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Participant. The shares of Stock so withheld or delivered shall have an aggregate Fair Value equal to such withholding obligation. The Fair Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.            The maximum number of shares of Stock that may be withheld to satisfy any federal, state or local tax withholding requirements upon the exercise of an Option may not exceed such number of shares of Stock having a Fair Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise.

        5.4    Prohibition on Exercise of Options if Limits on Ownership of Stock Would be Exceeded.    Notwithstanding any other provision of this Plan or of any Option Agreement, an Option granted under this Plan may not be exercised if, immediately after the exercise of such Option, the recipient of shares of Stock pursuant to such exercise would own more shares of Stock of the Plan Sponsor than such person is permitted to own under the Articles of Incorporation or Bylaws of the Plan Sponsor. If the Option Holder is unable to exercise his/her Option due to the prohibition imposed by this Section 5.4 of this Plan, the Committee, in its sole discretion, may instruct the Company to pay to the Option Holder the monetary value of the Option, equal to the difference between the Option price and the Fair Value of a share of Stock as of the date of the exercise, less tax withholdings. The time and manner of payment shall be at the discretion of the Committee.

ARTICLE 6
ISSUANCE OF SHARES

        6.1    Transfer of Shares.    As soon as practicable after the Stock Administration Department (or successor equivalent) of the Company has received an Option Holder's written notice of exercise of an Option and the other items specified in Section 5.1, the Company shall issue or transfer to the Option Holder the number of shares of Stock as to which the Option has been exercised and shall deliver to the Option Holder a certificate or certificates therefor, registered in the Option Holder's name. In the alternative, the Company may provide for the recording of ownership of shares without the issuance of certificates.

        If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

        6.2    Investment Representation.    Upon demand by the Company, the Option Holder shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Option Holder is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

        6.3    Restrictions on Stock Acquired Through Exercise of Options.    All shares of Stock acquired through the exercise of Options granted under this Plan shall be subject to all restrictions on shares of Stock of the Company set forth in the Articles of Incorporation and Bylaws of the Company.

        6.4    Compliance with Securities Laws.    Each Option shall be subject to the requirement that, if at any time counsel to the Plan Sponsor shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        6.5    Changes in Accounting Rules.    Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

ARTICLE 7
STOCK SUBJECT TO THE PLAN

        7.1    Number.    The aggregate number of shares of Stock which may be issued under Options granted pursuant to the Plan shall be increased by 2,500,000 shares for a total of 5,500,000 shares with this amendment and restatement. Notwithstanding the foregoing, all shares of Stock subject to stock options currently outstanding under the Previous Plans, to the extent cancelled, expire or for any other reason cease to be exercisable, in whole or in part, shall roll into the Plan and can become available under the Plan in addition to the shares of Stock reserved under the Plan, as provided in this Section 7.1. Shares withheld to cover the tax withholding obligation or the option purchase price as a result of the option exercise shall not be added back to the shares of Stock reserved to be issued under the Plan. Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Plan Sponsor not reserved for any other purpose.

        7.2    Unused Stock.    If any outstanding Option under the Plan is cancelled, expires, or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

        7.3    Adjustment for Change in Outstanding Shares.    If there is any change, increase or decrease, in the outstanding shares of Stock which is effected without receipt of additional consideration by the Plan Sponsor, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Committee shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the maximum number of shares of stock for which Options may be granted to a person under the Plan, the number of shares of stock subject to each outstanding Option, and the Option prices, in order to prevent the dilution or enlargement of any Option Holder's rights. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Options and /or (b) the aggregate and per share Option Price of outstanding options as required to reflect such distributions. The Committee's determinations in making adjustments shall be final and conclusive.

        7.4    Reorganization or Sale of Assets.    If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to as a "Reorganization Event"), the Committee shall, as to outstanding

Options, either: (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the Stock, provided that no additional benefits shall be conferred upon Option Holders as a result of such substitution, and provided further that the excess of the aggregate fair value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair value of the shares subject to such Options immediately before such substitution over the purchase price thereof; or (2) upon written notice to all Option Holders, which notice shall be given not less than 20 days prior to the effective date of the Reorganization Event, provide that all unexercised Options must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate. In response to a notice provided pursuant to clause (2) of the preceding sentence, an Option Holder may make an irrevocable election to exercise the Option Holder's Option contingent upon and effective as of the effective date of the Reorganization Event. The Committee may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event which does not also result in a Change in Control. In addition, the Committee may elect, in its sole discretion, to cancel any outstanding awards of Options, and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), equal to the product of the number of shares of Stock subject to such Options multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price applicable to such Option.

ARTICLE 8
CHANGE OF CONTROL

        For purposes of the Plan, a Change of Control will occur if any one of the following events occurs:

        8.1   Any one person, or more than one person acting as a group, acquires ownership of stock of CH2M HILL Companies, Ltd. that, together with stock held by such person or group, constitutes more than 50% of the total Fair Mark Value of CH2M HILL Companies, Ltd. stock. However, if any one person or more than one person acting as a group, owns more than 50% of the total Fair Value of CH2M HILL Companies, Ltd. stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of CH2M HILL Companies, Ltd. (or to cause a change in the effective control of CH2M HILL Companies, Ltd.)

        8.2   There is a change in the effective control of CH2M HILL Companies, Ltd. A change in the effective control of CH2M HILL Companies, Ltd. occurs on the date that either:

          (a)   Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of CH2M HILL Companies, Ltd. that represents 30% or more of the total voting power of CH2M HILL Companies, Ltd. stock; or

          (b)   A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

        8.3   Any one person, or more than one person acting as a group, acquires ownership of all or substantially all of the assets of CH2M HILL Companies, Ltd.

        8.4   The stockholders of CH2M HILL Companies, Ltd. approve a plan of liquidation or dissolution of CH2M HILL Companies, Ltd. and such transaction is consummated.

        For purposes of the definition in this Article 8 "persons acting as a group" shall have the following meaning: Persons will not be considered to be acting as a group solely because they purchased stock of

CH2M HILL Companies, Ltd. at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

        For the avoidance of doubt, this Section shall be interpreted in accordance with Treasury guidance for the definition of Change of Control under Code Section 409A.

ARTICLE 9
PLAN ADMINISTRATION

        9.1    Committee.

        (a)   The Plan shall be administered by the committee appointed by and serving at the pleasure of the Board. The composition of the Committee shall consist of those members as described in the Charter of the Committee, as may be amended from time to time (the "Charter").

        (b)   Any issues under the Plan that relate to Executive Officers shall be administered by the Compensation Committee in compliance with § 162(m)(4)(C)(i) of the Code.

        9.2    Committee Meetings and Actions.    The Committee shall hold meetings and have the authority to take such action as determined in the Charter.

        9.3    Powers of Committee.    The Committee shall, in its sole discretion, select the Participants from among the Qualified Employees and Outside Directors and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants (other than Executive Officers) that shall evidence the particular provisions, terms, conditions, rights and duties of the Plan Sponsor and the Participants. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may from time to time delegate its responsibilities as it determines is necessary, in its sole discretion, subject to Delaware General Corporation Law. The Committee may correct any defect, supply any omission, reconcile any inconsistency in the Plan or in any agreement entered into under the Plan, and reconcile any inconsistency between the Plan and any Agreement in the manner and to the extent it shall deem expedient, and the Committee shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

        9.4    Interpretation of Plan.    The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants' Accounts.

        9.5    Indemnification.    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Plan Sponsor against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Plan Sponsor's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 10
MISCELLANEOUS

        10.1    Non-Transferability of Options.    Options granted pursuant to the Plan are not transferable by the Option Holder other than by will or the laws of descent and distribution and shall be exercisable during the Option Holder's lifetime only by the Option Holder. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon an Option, the Option shall immediately become null and void.

        10.2    Amendments.    The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder. Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 7.3, and no amendment shall be made which reduces the option price at which the Stock may be offered through Incentive Stock Options under the Plan below the minimum required by Sections 4.3 or 4.5, except as provided in Section 7.3, or which materially modifies the requirements as to eligibility for receipt of Incentive Stock Options under the Plan. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder.

        10.3    Term of Plan.    This Plan shall terminate on May 7, 2022. The Board of Directors may suspend or terminate the Plan at any time prior to this date of termination.

        10.4    Rights as Stockholder.    An Option Holder shall have no rights as a stockholder of the Company with respect to any shares of Stock covered by an Option until the date of the issuance of the stock certificate for such shares or the date of the recording of the ownership of the shares in the Option Holder's name.

        10.5    Gender and Number.    Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

        10.6    No Right to Continued Employment.    Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant's employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant. Nothing in this Plan shall limit or impair the Company's right to terminate the employment of any employee. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee in its sole discretion. Participation in this Plan is a matter entirely separate from any pension right or entitlement the Participant may have and from the terms or conditions of the Participant's employment. Participation in this Plan shall not affect in any way a Participant's pension rights or entitlements or terms or conditions of employment. Any Participant who leaves the employment of the Company shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

        10.7    Non-Assignability.    A Participant may not voluntarily or involuntarily anticipate, assign, or alienate (either at law or in equity) any Option under the Plan, and the Committee shall not recognize any such anticipation, assignment, or alienation. Furthermore, an Option under the Plan shall not be subject to attachment, garnishment, levy, execution, or other legal or equitable process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interests or Options provided pursuant to the terms of the Plan or the levy of any attachment or similar process thereupon, shall by null and void and without effect.

        10.8    Participation in Other Plans.    Nothing in this Plan shall affect any right which the Participant may otherwise have to participate in any retirement plan or agreement which the Company or an Affiliated Company has adopted or may adopt hereafter. Neither the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option nor the proceeds from the sale of shares received upon such exercise shall constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined.

        10.9    Federal Securities Law Requirements.    If a Participant is an officer or director of the Plan Sponsor within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of § 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the Option Agreement with the Participant.

        10.10    Governing Law.    This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such State.

IF YOU ARE NOT A PARTICIPANT IN THE CH2M HILL RETIREMENT AND
TAX-DEFERRED SAVINGS PLAN PLEASE DISREGARD THIS LETTER

CH2M HILL Companies, Ltd.
Participant Notice
Retirement and Tax-Deferred Savings Plan

March 26, 2012

Dear Plan Participant:

        The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Stockholders of CH2M HILL Companies, Ltd. to be held on May 7, 2012, to elect directors and to conduct other business.

        While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can actually vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of March 14, 2012 (the record date for the annual meeting) and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the following:

  1.
  The voting of Company Stock allocated to your account under the Plan on the record date.

  2.
  The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your account under the Plan and the total amount of Company Stock in the Plan) allocated to the accounts under the Plan of other participants and beneficiaries for which no instructions are received.

        A named fiduciary is a person who under Employee Retirement Income Security Act of 1974 has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, because of the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the Trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account and how to vote a pro-rata portion of those shares of Company Stock which are not voted by participants with such shares allocated to their accounts.

        If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your account under the Plan and uninstructed Company Stock in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on April 30, 2012, the Trustee cannot ensure that your voting instructions will be followed.

        It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

        If you have any questions regarding the information provided to you, you may contact Erik Ammidown, Plan Administrator, 9191 South Jamaica Street, Englewood, CO 80112, (720) 286-0163.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

12-110 CH2M Hill — Proxy Card Proof 2 — 02/22/12 — 16:06 RESTRICTED AREA - SCAN LINE 19229 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/ch2m Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Outside the U.S. 1-201-680-6599 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. CH2M HILL COMPANIES, LTD. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Signature Date Please mark your votes as indicated in this example X Nominees: FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS The Board recommends a vote “FOR” all 7 nominees listed below: 3. Approval of the material terms of executive incentive compensation. 4. Ratification of the appointment of KPMG LLP as the independent auditors of CH2M HILL for the year ending December 31, 2012. MARK HERE TO VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. The Board recommends a vote FORthis proposal. 2. Approval of the CH2M HILL Amended and Restated 2009 Stock Option Plan. The Board recommends a vote FORthis proposal. The Board recommends a vote FORthis proposal. 1.1 Robert W. Bailey 1.2 Malcolm Brinded 1.3 Jerry D. Geist 1.4 Charles O. Holliday, Jr. 1.5 Georgia R. Nelson 1.6 Michael A. Szomjassy 1.7 Barry L. Williams FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

12-110 CH2M Hill — Proxy Card Proof 2 — 02/22/12 — 16:06 RESTRICTED AREA - SCAN LINE RESTRICTED AREA - SIGNATURE LINES 19229 PROXY CH2M HILL COMPANIES, LTD. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARCH 26, 2012 The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the Company) hereby appoints Michael A. Lucki, and Margaret B. McLean, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 14, 2012, at the Annual Meeting of Shareholders of the Company to be held on May 7, 2012 at 1 p.m. (Mountain Daylight Time) at 9191 South Jamaica Street, Englewood, Colorado 80112 and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR PROPOSALS 1, 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/ch2m.